                                                                   Exhibit 10.8

                                 LEASE AGREEMENT

                                     BETWEEN

                   METRO FOUR ASSOCIATES LIMITED PARTNERSHIP,

                                   AS LANDLORD

                                      -AND-

                        SYSTEMS CONSULTING COMPANY, INC.,

                                    AS TENANT


PREMISES:    379 THORNALL STREET EDISON, NEW JERSEY
             PORTION OF 7TH FLOOR

DATED:       SEPTEMBER 30, 1998

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                                      INDEX

ARTICLE                              CAPTION                                PAGE


  1       Demised Premises, Term, Rent ...................................     1

  2       Use ............................................................     3

  3       Preparation of the Demised Premises ............................     3

  4       When Demised Premises Ready for Occupancy ......................     4

  5       Additional Rent ................................................     5

  6       Subordination, Notice to Lessors and Mortgagees ................     9

  7       Quiet Enjoyment ................................................    10

  8       Assignment, Mortgaging, Subletting .............................    10

  9       Compliance with Laws and Requirements of Public Authorities ....    12

  10      Insurance ......................................................    13

  11      Rules and Regulations ..........................................    15

  12      Tenant's Changes ...............................................    15

  13      Tenant's Property ..............................................    18

  14      Repairs and Maintenance ........................................    19

  15      Electricity ....................................................    20

  16      Heating, Ventilation and Air-Conditioning ......................    21

  17      Landlord's Other Services ......................................    22

  18      Access, Changes in Building Facilities, Name ...................    24

  19      Notices of Accidents ...........................................    25

  20      Non-Liability and Indemnification ..............................    25


                                       (i)
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ARTICLE                              CAPTION                                PAGE

   21     Destruction or Damage ..........................................   26
   22     Eminent Domain .................................................   28
   23     Surrender ......................................................   29
   24     Conditions of Limitation .......................................   30
   25     Re-Entry by Landlord ...........................................   32
   26     Damages ........................................................   32
   27     Waivers ........................................................   34
   28     No Other Waivers or Modifications ..............................   35
   29     Curing Tenant's Defaults .......................................   35
   30     Broker .........................................................   36
   31     Notices ........................................................   36
   32     Estoppel Certificate ...........................................   37
   33     Arbitration ....................................................   37
   34     No Other Representations, Construction, Governing Law ..........   38
   35     Security .......................................................   39
   36     Parties Bound ..................................................   39
   37     Consents .......................................................   40
   38     Mortgage Financing - Tenant Cooperation ........................   40
   39     Environmental Compliance .......................................   41
   40     Holding Over ...................................................   42
   41     Certain Definitions & Constructions ............................   42


                                      (ii)
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ARTICLE                              CAPTION                                PAGE

   42     Relocation of Tenant ...........................................   42
   43     Option to Renew ................................................   42
   44     Option to Recapture and Redesign the Common Area ...............   44

          EXHIBIT A - Description of Land
          EXHIBIT B - Floor Plan
          EXHIBIT C - Separate Workletter
          EXHIBIT D - Cleaning and Maintenance Specifications
          EXHIBIT E - Rules and Regulations
          EXHIBIT F - Definitions
          EXHIBIT G - Non-Disturbance Agreement


                                      (iii)

      LEASE, dated September 30, 1998, between METRO FOUR ASSOCIATES LIMITED PARTNERSHIP, a New Jersey Limited Partnership, c/o Alfieri Property Management, having its principal office located at 399 Thornall Street, P.O. Box 2911, Edison, New Jersey 08818-2911, ("Landlord"), and SYSTEMS CONSULTING COMPANY, INC., a Delaware Corporation, having its principal office located at 537 Congress Street, Portland, Maine 04101, ("Tenant").

                                   WITNESSETH:

                                    ARTICLE 1

                          DEMISED PREMISES, TERM, RENT

            1.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the premises hereinafter described, in the building located at 379 Thornall Street, Edison, New Jersey ("Building") on the parcel of land more particularly described in Exhibit A ("Land"), for the term hereinafter stated, for the rents hereinafter reserved and upon and subject to the conditions (including limitations, restrictions and reservations) and covenants hereinafter provided. Each party hereby expressly covenants and agrees to observe and perform all of the conditions and covenants herein contained on its part to be observed and performed.

            1.02. The premises hereby leased to Tenant is a portion of the 7th floor of the Building, as shown on the floor plans annexed hereto as Exhibit B. Said premises, together with all fixtures and equipment which at the commencement, or during the term of this Lease are thereto attached (except items not deemed to be included therein and removable by Tenant as provided in
Article 13) constitute the "Demised Premises". Landlord and Tenant have mutually agreed that the Demised Premises leased has a rentable area of 6,002 square feet, and such rentable square footage of the Demised Premises is comprised of the usable square footage of the Demised Premises plus a common area add-on factor which common area add-on factor incorporates Tenant's non-exclusive right, together with other tenants of the Building and the building known as 399 Thornall Street, Edison, New Jersey, to use the lobbies, elevators, sidewalks, public areas, hallways, parking deck, the atrium area and other public and service areas affecting the Building and 399 Thornall Street. The common area add-on factor does not incorporate any of the common areas in the definition of the Demised Premises.

            1.03. The term of this Lease, for which the Demised Premises are hereby leased, shall commence on a date ("Commencement Date") which shall be (i) the day on which the Demised Premises are ready for occupancy (as defined in Article 4) or (ii) the day Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises for business, whichever occurs earlier, and shall end at noon on the last day of the calendar month in which occurs the day preceding the fifth (5th) anniversary of the Commencement Date, which ending date is hereinafter called the "Expiration Date", or shall end on such earlier date upon which said term may expire or be canceled or terminated pursuant to any of the conditions or covenants of


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this Lease or pursuant to law. Promptly following the Commencement Date, the
Landlord shall notify Tenant in writing of the Commencement Date and the Expiration Date as determined in accordance with this Section. In the event Landlord does not deliver the Demised Premises on or before six (6) months from the execution date hereof Tenant may terminate this Lease upon two (2) weeks notice unless Landlord has completed the Demised Premises within such two (2) week period.

            1.04. The rents reserved under this Lease, for the term thereof, shall be and consist of

                  (a) Fixed rent of $150,050.00 per year, (calculated on the basis of $25.00/sq. ft. for 6,002 sq. ft. of rentable area) which shall be payable in equal monthly installments of $12,504.17 in advance on the first day of each and every calendar month during the term of this Lease, (except Tenant shall pay, upon execution and delivery of this Lease by Tenant, the sum of $12,504.17 to be applied against the first monthly installment or installments of fixed rent becoming due under this Lease) and

                  (b) Additional rent consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of fixed rent), all to be paid to Landlord at its office, or such other place, or to such agent at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America.

            1.05. Tenant shall pay the fixed rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or setoff whatsoever other than such abatements, deductions or setoffs allowed under this Lease.

            1.06. If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

            1.07. Late payments of any payment of rent, including monthly rent or any portion thereof, which is not received within ten (10) days after it is due, will be subject to a late charge equal to five percent (5%) of the unpaid payment, or $100.00, whichever is greater. This amount is in compensation of Landlord's additional cost of processing late payments. In addition, any rent which is not paid when due, including monthly rent, will accrue interest at a late rate charge of First Union Prime Rate plus three percent (3%) per annum, as said rate is reasonably determined by Landlord from published reports, (but in no event in an amount in excess of the maximum rate allowed by applicable law) from the date on which it was due until the date on which it is paid in full with accrued interest. If Tenant is in default of the Lease for failure to pay rent, in addition to the late charges and interest set forth above, Tenant shall be charged with all attorney fees in connection with the collection of all sums due Landlord.


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                                    ARTICLE 2

                                       USE

            2.01. Tenant shall use and occupy the Demised Premises for executive and general offices for the transaction of Tenant's business and for no other purpose.

            2.02. The use of the Demised Premises for the purposes specified in
Section 2.01 shall not include, and Tenant shall not use or permit the use of the Demised Premises or any part thereof, for:

                  (a) A school of any kind other than for the training of Tenant's employees;

                  (b) An employment agency; or

                  (c) An office for any governmental or quasi governmental bureau, department, agency, foreign or domestic, including any autonomous governmental corporation or diplomatic or trade mission.

                  (d) Any telemarketing activities or other direct selling activities, however, Landlord recognizes that Tenant is currently in the business of designing and selling software and intends to use the Demised Premises for sales and training activities including telesales to promote the business of the company which are permitted uses provided such usage does not violate (e) below; or

                  (e) Any use, including executive and general office use, which results in a density of a population of more than one person for every 250 square feet.

            2.03. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof and if failure to secure such license or permit would in any way affect Landlord, Tenant, at its expense, shall submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

            2.04. Tenant shall not at any time use or occupy, or do or permit anything to be done in the Demised Premises, in violation of the Certificate of Occupancy (or other similar municipal ordinance) governing the use and occupation of the Demised Premises or for the Building.

                                    ARTICLE 3

                       PREPARATION OF THE DEMISED PREMISES

            3.01. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the terms, conditions and covenants, set forth in Exhibit

C. The facilities, materials, and work so to be furnished, installed, and performed in the Demised Premises by Landlord at its expense are hereinafter and in Exhibit C referred to as "Landlord's Work". Such other installations, materials, and work which may be undertaken by or for the account of Tenant to equip, decorate, and furnish the Demised Premises for Tenant's occupancy, commonly called finishing trades work, are hereinafter and in Exhibit C called "Tenant's Finish Work." After review and completion of the final construction drawings, Landlord reserves the right to notify Tenant of any restoration Tenant shall be responsible for upon the termination of this Lease. In any event, Tenant shall remove from the Demised Premises all equipment comprising Tenant's Voice, Data and Security Systems, including associated outlets, wires, wiring trays and other equipment, materials and facilities, whether located in the ceiling, floor and/or walls which in any way relates, pertains to, constitutes or is connected with Tenant's Voice, Data and/or Security Systems and regardless of whether Landlord or Tenant installed and/or paid for the installation of such systems.

                                    ARTICLE 4

                    WHEN DEMISED PREMISES READY FOR OCCUPANCY

            4.01. The Demised Premises shall be deemed ready for occupancy on the earliest date on which all of the following conditions have been met:

                  (a) A Certificate of Occupancy (temporary or final) has been issued by the applicable governmental authorities, permitting Tenant's use of the Demised Premises for the purposes for which the same have been leased. If a temporary Certificate of Occupancy is obtained, Landlord shall still be obligated to promptly obtain and furnish to Tenant a permanent Certificate of Occupancy.

                  (b) Landlord's Work, and so much of Tenant's Finish Work as Landlord shall have undertaken in accordance with Exhibit C or by separate letter agreement, in the Demised Premises have been substantially completed, and same shall be so deemed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment, or decoration or special Finish Work requested by Tenant, such as cabinetry remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Demised Premises.

                  (c) Reasonable means of access and facilities necessary to Tenant's use and occupancy of the Demised Premises, including corridors, elevators and stairways, and heating ventilating, air conditioning, sanitary, water, and electrical facilities, have been installed and are in reasonably good operating order and available to Tenant.

            4.02. If making the Demised Premises ready for occupancy shall be delayed by any act or omission of Tenant or any of its employees, agents or contractors or any failure (not due to any act or omission of Landlord or any of its employees, agents or contractors) to plan or execute Tenant's Finish Work diligently or by reason of Tenant's failure to submit Tenant's plans and specifications in the manner set forth in this Lease, the Demised Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

            4.03. If and when Tenant shall take actual possession of the Demised Premises, it shall be conclusively presumed that the same were in satisfactory condition (except for latent defects) as of the date of such taking of possession, unless within ninety (90) days after such date Tenant shall give Landlord notice specifying the respects in which the Demised Premises were not in satisfactory condition.

                                    ARTICLE 5

                                 ADDITIONAL RENT

            5.01. For the purpose of Sections 5.01 through 5.03.

                  (a) "Taxes" shall mean real estate taxes, special and extraordinary assessments and governmental levies against the Land and Building of which the Demised Premises (but excluding therefrom that portion of the real estate taxes directly attributable to improvements made by other tenants in the Building beyond Landlord's allowances) are a part provided, however, if at any time during the term of this Lease the method of taxation prevailing at the date of this Lease shall be altered so that in lieu of or as an addition to, or as a substitute for any or all of the above there shall be assessed, levied or imposed (i) a tax, assessment, levy, imposition or charge based on the income or rents received therefrom whether or not wholly or partially as a capital levy or otherwise; or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon all or any part of the Land and/or Building and imposed upon Landlord; or (iii) a license fee measured by the rents; or (iv) any other tax, assessment, levy, imposition, charge or license fee however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees or the part thereof so measured or based shall be included in the definition of "Taxes." Tenant shall pay to Landlord directly that portion of any real estate taxes directly attributable to improvements made by Tenant beyond Landlord's allowances (hereinafter referred to as "Tenant's Direct Tax Payment").

                  (b) "Base Taxes" shall mean the assessed valuation of the Land and Building as finally determined following completion of construction and issuance of an initial Certificate of Occupancy for any portion of the Building (or such equivalent certification if Certificates of Occupancy are not to be used), multiplied by the tax rate for the Tax Year 1999.

                  (c) "Tax Year" shall mean each calendar year for which Taxes are levied by any governmental authority.

                  (d) "Operational Year" shall mean each calendar year commencing with calendar year 2000.

                  (e) "Tenant's Proportionate Share of Increase" shall mean 1.88% multiplied by the increase in Taxes in any Operational Year in excess of the Base Taxes. Tenant's Proportionate Share of Increase for the first Operational Year shall be prorated to reflect the actual occupancy by Tenant for said Operational Year.

                  (f) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase in Taxes for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

            5.02. Commencing with the first Operational Year and thereafter, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase in Taxes in equal monthly installments.

            5.03. After the expiration of each Operational Year, Landlord shall furnish to Tenant a written statement of the Taxes incurred for such Operational Year as well as Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant pursuant to this Section at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either pay the amount of excess directly to Tenant within twenty (20) days of Tenant's receipt of the statement or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall pay, within twenty (20) days after receipt of such statement, the amount of such excess to Landlord.

            Commencing with the first Operational Year, Tenant shall pay to Landlord in equal monthly installments together with its payment of fixed rent one-twelfth (1/12) of Tenant's Direct Tax Payment.

            5.04. As used in Sections 5.04 through 5.06:

                  (a) "Operating Expenses" shall mean any or all expenses incurred by Landlord in connection with the operation of the Land and Building of which the Demised Premises are a part, including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder other than Landlord's Work and such expenses shall include: (i) salaries, wages, medical, surgical and general welfare benefits, (including group life insurance) and pension payments of employees of Landlord engaged in the operation and maintenance of the Building; (ii) social security, unemployment, and payroll taxes, workers' compensation, disability coverage, uniforms, and dry cleaning for the employees referred to in Subsection (i); (iii) the cost for the Building and common areas of all charges for oil, gas, electricity (including, but not limited to, fuel cost adjustments), steam, heat, ventilation, air-conditioning, heating, and water including any taxes on any such utilities, but excluding from Operating Expenses the Landlord's cost, including taxes thereon, of electric energy, other than for heating and air-conditioning, furnished to the Demised Premises (which electric energy so furnished shall be paid for by Tenant pursuant to the provisions of Article 15 hereof); (iv) the cost of all premiums and charges for the following insurances: rent, casualty, liability, fidelity and war risk (if obtainable from the United States Government); (v) the cost of all building and cleaning supplies for the common areas of the Building and charges for telephone for the Building; (vi) the cost of all charges for management, window cleaning, security services, if any, and janitorial services, and any independent contractor performing work included within the definition of operating expenses; (vii) legal and accounting services and other professional fees and disbursements incurred in connection with the operation and management of the Land and Building (other than as related to new leases, enforcing

Landlord's rights under existing leases, or sales of the Building); (viii) general maintenance of the Building and the cost of maintaining and replacing the landscaping; (ix) maintenance of the common area; and (x) the cost of only those capital expenditures, including the purchase of any item of capital equipment or the leasing of capital equipment which have the effect of reducing the expenses which would otherwise be included in Operating Expenses, which costs shall be included in Operating Expenses for the Operational Year in which the costs are incurred and subsequent Operational Years on a straight-line basis, to the extent that such items are amortized over such period of time as Landlord reasonably estimates, with an interest factor equal to the interest rate at the time of Landlord's having made said expenditure.

                        If during all or part of any Base Year or Operational Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased;
(ii) such items of work or service is not required or desired by the tenant of such portion; (iii) such tenant is itself obtaining and providing such item of work or service; or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the Building or such tenant.

                        Notwithstanding the foregoing, the following costs and expenses shall not be included in Operating Expenses:

                        (1) Executives' salaries above the grade of building manager;

                        (2) Amounts received by Landlord through proceeds of insurance except to the extent they are compensation for sums previously included in Operating Expenses hereunder;

                        (3) Cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated therefor or would have been compensated if Landlord had carried insurance required under this Lease;

                        (4) Advertising and promotional expenditures;

                        (5) Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to tenant at Landlord's expense;

                        (6) Depreciation, except as provided above;

                        (7) Brokerage commissions;

                        (8) Taxes (as hereinbefore defined);

                        (9) The cost of electricity (for other than heating and air-conditioning) furnished to the Demised Premises or any other space leased to tenants as reasonably estimated by Landlord; and

                        (10) Refinancing costs and mortgage interest and amortization payments.

                  (b) "Operational Year" shall mean each calendar year commencing with calendar year 2000.

                  (c) "Base Year" shall mean calendar year 1999.

                  (d) "Tenant's Proportionate Share of Increase" shall mean 1.88% multiplied by the increase in Operating Expenses for the Operational Year over Operating Expenses for the Base Year. For purposes hereof the Tenant's Proportionate Share of Increase has been computed based upon a total square footage of the Building equal to 320,000 square feet, and a total square footage of the Demised Premises equal to 6,002 square feet.

                  (e) "Tenant's Projected Share of Increase" shall mean Tenant's Proportionate Share of Increase for the projected Operational Year divided by twelve (12) and payable monthly by Tenant to Landlord as additional rent.

            5.05. Commencing with the first Operational Year after Landlord shall be entitled to receive Tenant's Proportionate Share of Increase, Tenant shall pay to Landlord as additional rent for the then Operational Year, Tenant's Projected Share of Increase.

            5.06. As soon as practicable, after the expiration of the first Operational Year and, as soon as practicable for each Operational Year thereafter, Landlord shall furnish to Tenant a written detailed statement of the Operating Expenses (certified to be true and correct by Landlord) incurred for such Operational Year which statement shall set forth Tenant's Proportionate Share of Increase, if any. If the statement furnished by Landlord to Tenant, pursuant to this Section, at the end of the then Operational Year shall indicate that Tenant's Projected Share of Increase exceeded Tenant's Proportionate Share of Increase, Landlord shall either forthwith pay the amount of excess directly to Tenant concurrently with the statement or credit same against Tenant's next monthly installment of rent. If such statement furnished by Landlord to Tenant hereunder shall indicate that the Tenant's Proportionate Share of Increase exceeded Tenant's Projected Share of Increase for the then Operational Year, Tenant shall forthwith pay the amount of such excess to Landlord.

            5.07. Every statement given by Landlord pursuant to Sections 5.03 and 5.06 shall be conclusive and binding upon Tenant unless (i) within ninety
(90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect; and (ii) if such dispute shall not have been settled by agreement, shall submit the dispute to judicial proceedings within ninety (90) days after receipt of the statement. Within such 90 day period Tenant shall have the right to review, examine and audit Landlord's books and records for the applicable calendar year. Tenant agrees that it and its representatives shall conduct a review with complete confidentiality and shall enter into a reasonable confidentiality agreement with Landlord respecting the review, examination and audit. Pending the determination of such dispute by agreement or judicial proceedings as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay additional rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement. If after judicial proceeding it is determined that Landlord's Operating Statements vary by more than five percent (5%), then Landlord shall reimburse Tenant for Tenant's reasonable costs for payment of an auditor or accountant. If the variance proves less than three (3%) greater than Landlord's records, Tenant shall reimburse Landlord for Landlord's auditor or accountant.

                                    ARTICLE 6

                 SUBORDINATION, NOTICE TO LESSORS AND MORTGAGEES

            6.01. This Lease, and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to all mortgages which may now or hereafter affect the Land and/or the Building, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements, and extensions of such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver an instrument that Landlord, the lessor of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. The mortgages to which this Lease is, at the time referred to, subject and subordinate are hereinafter sometimes called "superior mortgages" and the holder of a superior mortgage or its successor in interest at the time referred to is sometimes hereinafter called a "superior mortgagee."

            6.02. Landlord shall make a good faith effort to obtain from the existing Mortgagee a Subordination, Non-Disturbance and Attornment Agreement (the "Non-Disturbance Agreement") in favor of Tenant utilizing such Mortgagee's standard form. With respect to the existing mortgage, such Mortgagee's Non-Disturbance Agreement form is attached as Exhibit G. If Tenant fails to accept the Non-Disturbance Agreement as described in Exhibit G attached, it shall be considered that Landlord has satisfied any requirement respecting the existing Mortgagee. As to any future mortgagee, Landlord agrees that it shall use its best efforts to obtain a similar Non-Disturbance Agreement which Tenant shall accept as a condition to a future subordination by Tenant under Section 6.01.

                                    ARTICLE 7

                                 QUIET ENJOYMENT

            7.01. So long as Tenant pays all of the fixed rent and additional rent due hereunder and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold, and enjoy the Demised Premises subject, nevertheless, to the obligations of this Lease and, as provided in
Article 6, to the superior leases and the superior mortgages.

                                    ARTICLE 8

                       ASSIGNMENT, MORTGAGING, SUBLETTING

            8.01. Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof nor the interest of Tenant in any sublease, or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, and neither the Demised Premises, nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant or shall be sublet, or offered or advertised for subletting, or be used or occupied or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant or for any purpose other than as permitted by this Lease, without the prior written consent of Landlord in every case, except as expressly otherwise provided in this Article. Landlord's consent to a sublease or an assignment of the Demised Premises shall not be unreasonably withheld. Landlord shall not be deemed unreasonable for the purposes of consent for a sublease or an assignment if, including but not limited to, Landlord withholds its consent for any of the following: (i) in Landlord's belief the sublessee or assignee is known as a non-performing or litigious tenant; (ii) the sublessee's or assignee's use will burden the parking facilities of the Building; (iii) the sublessee's or assignee's use will violate any provision of this Lease; (iv) if such sublessee or assignee is an environmental nuisance; or
(v) if in Landlord discretion the Landlord does not find that the net worth of such corporation or other entity at the time of the proposed sublease or assignment is sufficient to support Tenant's obligations under this Lease.

            8.02. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof be sublet or be used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the undertenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 8.01, or the acceptance of the assignee, undertenant or occupants as Tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to assignment, mortgaging, underletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or underletting or use or occupancy by others not expressly permitted by this Article.

            8.03. The following provisions shall govern in connection with the subletting of all or a portion of the Demised Premises:

                  (a) Tenant shall submit in writing to Landlord (i) the name of the proposed subtenant; (ii) the nature and character of the proposed subtenant's business, and the intended use to be made of the Demised Premises by the proposed subtenant; (iii) the terms and conditions of the proposed sublease; and (iv) such reasonable financial information as Landlord may request regarding the proposed subtenant.

                  (b) Within thirty (30) days of Landlord's receipt of the information described in (a) above, Landlord, at Landlord's election may (i) elect to sublease the Demised Premises directly from Tenant either upon (x) the same terms and conditions offered to the proposed subtenant or, (y) upon the same terms and conditions as set forth in this Lease; or (ii) cancel this Lease as to that portion of the Demised Premises which Tenant desires to sublease, in which event Tenant agrees to surrender all of its right, title, and interest hereunder; or (iii) consent to the subletting on such terms and conditions as established by Landlord, including Landlord's participation in any rentals received by Tenant.

                  (c) As a condition to Landlord's consent, if given under (b) above, Landlord shall have obtained consent to such proposed subletting by a superior lessor and/or superior mortgagee, provided such superior lessor and/or superior mortgagee requires consent to the subletting.

                  (d) In connection with any subletting, Tenant shall not offer the Demised Premises, or any part thereof to any other tenant in the Building or their subsidiaries or affiliates at a rental rate less than the current rental rate for substantially similar office buildings in the surrounding area.

            8.04. Tenant shall remain fully liable for the performance of all Tenant's obligations hereunder notwithstanding any subletting provided for herein (except to Landlord), and without limiting the generality of the foregoing, shall remain fully responsible and liable to Landlord for all acts and omissions of any subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease and any such violation shall be deemed to be a violation by Tenant.

            8.05. Tenant shall not, without the prior written consent of Landlord, assign this Lease, and the provisions of Section 8.03 with respect to subletting shall equally apply to any assignment of this Lease. Tenant herein named, or any immediate or remote successor in interest of Tenant herein named, shall remain liable jointly and severally (as a primary obligor) with its assignee and all subsequent assignees for the performance of Tenant's obligations hereunder.

            8.06. Notwithstanding anything to the contrary contained in this Article with respect to assignment or subletting, Landlord shall consent to any assignment and/or subletting (i) to any parent, affiliate or wholly-owned subsidiary of Tenant (as defined in Rule 240. 12b-2 under the Securities Exchange Act of 1934) or (ii) to any corporation or other entity which succeeds to all or substantially all of the assets and business of Tenant.

            8.07. Tenant agrees that in connection with each separate request for a Landlord's consent to a subletting or assignment, Tenant shall pay to Landlord the sum of $500.00 representing a reasonable compensation to Landlord for the administration costs of evaluating and responding to the request.

            8.08. Tenant further agrees that it shall not place any signs on the Land or on the windows located in the Demised Premises indicating that all or any portion of the Demised Premises are available for subleasing or assignment.

                                    ARTICLE 9

                      COMPLIANCE WITH LAWS AND REQUIREMENTS
                              OF PUBLIC AUTHORITIES

            9.01. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of public authority, and at its expense shall comply with all laws and requirements of public authorities which shall, with respect to the Demised Premises or the use and occupation thereof or the abatement of any nuisance, impose any violation, order or duty on Landlord or Tenant, arising from (i) Tenant's use of the Demised Premises; (ii) the manner of conduct of Tenant's business or operation of its installation, equipment or other property therein; (iii) any cause or condition created by or at the instance of Tenant, other than by Landlord's performance of any work for or on behalf of Tenant; or (iv) the breach of any of Tenant's obligations hereunder. Furthermore, Tenant need not comply with any such law or requirement of public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 9.02.

                  Nothing contained herein shall be construed to require Tenant to make structural alterations to the Building except to the extent that same are required by reason of Tenant's specific use (other than general office).

            9.02. Tenant may, at its expense (and if necessary, in the name of but without expense to Landlord) contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any law or requirement of public authority, and Landlord shall cooperate with Tenant in such proceedings provided that:

                  (a) Tenant shall defend, indemnify, and hold harmless Landlord against all liability, loss or damage which Landlord shall suffer by reason of such non-compliance or contest, including reasonable attorney's fees and other expenses reasonably incurred by Landlord;

                  (b) Such non-compliance or contest shall not constitute or result in any violation of any superior lease or superior mortgage, or, if such superior lease and/or supenor mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and

                  (c) Tenant shall keep Landlord advised as to the status of such proceedings.

            9.03. Landlord states that, to the best of its knowledge, the Building complies with Title III of the Americans with Disabilities Act, (the
Act), as the Act applies to existing structures constituting commercial facilities. Landlord further states that Landlord's Work, as described in Exhibit C, shall comply with the Act under Title III for existing structures which are commercial facilities. If, after the Demised Premises are ready for occupancy in accordance with Article 4, the Act requires further changes to the Building when occasioned by any other tenant, then such changes shall not be Tenant's responsibility. If, after the Demised Premises are ready for occupancy, further changes to the Building, including the Demised Premises, are required by virtue of the Lease and/or Tenant's use and occupancy, such changes shall be Tenant's responsibility.

                                   ARTICLE 10

                                    INSURANCE

            10.01. Tenant shall not violate, or permit the violation of, any condition imposed by the all-risk casualty policy issued for the Building and shall not do anything, or permit anything to be kept, in the Demised Premises which would increase the fire or other casualty insurance rate on the Building or the property therein over the rate which would otherwise then be in effect, (unless Tenant pays the resulting increased amount of premium as provided in Section 10.02) or which would result in insurance companies of good standing refusing to insure the Building or any of such property in amounts and at normal rates reasonably satisfactory to Landlord. However, Tenant shall not be subject to any liability or obligation under this Article by reason of the proper use of the Demised Premises for the purposes permitted by Article 2.

            10.02. If, by reason of any act or omission on the part of Tenant, the rate of fire insurance with extended all-risk coverage on the Building or equipment or other property of Landlord or other tenants shall be higher than it otherwise would be, Tenant shall reimburse Landlord, on demand, for that part of the premiums for fire insurance and extended all-risk coverage paid by Landlord because of such act or omission on the part of Tenant, which sum shall be deemed to be additional rent and collectible as such.

            10.03. In the event that any dispute should arise between Landlord and Tenant concerning insurance rates, a schedule or "make up" of rates for the Building or the Demised Premises, as the case may be, issued by the Fire Insurance Rating Organization of New Jersey or other similar body making rates for fire insurance and extended coverage for the premises concerned, shall be presumptive evidence of the facts therein stated and of the several items and charges in the fire insurance rates with extended coverage then applicable to such premises.

            10.04. Tenant shall obtain and keep in full force and effect during the term of this Lease, at its own cost and expense, Comprehensive General Liability Insurance, such insurance to afford protection in an amount of not less than $1,000,000 for injury or death to any one person, $3,000,000 for injury or death arising out of any one occurrence, and $1,000,000 for damage to property, protecting and naming the Landlord, Alfieri Property Management and the

Tenant as insured against any and all claims for personal injury, death or property damage occurring in, upon, adjacent, or connected with the Demised Premises and any part thereof. Tenant shall name such other insureds associated with the Building as Landlord reasonably requests. Tenant shall pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, make payments, and in such latter event the Tenant agrees to pay the amount thereof to Landlord on demand and said sum shall be deemed to be additional rent, and in each instance collectible on the first day of any month following the date of notice to Tenant in the same manner as though it were rent originally reserved hereunder, together with interest thereon at the rate of three points in excess of Prime Rate of the First Union. Tenant will use its best efforts to include in such Comprehensive General Liability Insurance policy a provision to the effect that same will be non-cancelable, except upon reasonable advance written notice to Landlord. The original insurance policies or appropriate certificates shall be deposited with Landlord together with any renewals, replacements or endorsements to the end that said insurance shall be in full force and effect for the benefit of the Landlord during the term of this Lease. In the event Tenant shall fail to procure and place such insurance, the Landlord may, but shall not be obligated to, procure and place same, in which event the amount of the premium paid shall be refunded by Tenant to Landlord upon demand and shall in each instance be collectible on the first day of the month or any subsequent month following the date of payment by Landlord, in the same manner as though said sums were additional rent reserved hereunder together with interest thereon at the rate of three points in excess of the Prime Rate of the First Union.

            10.05. Landlord and Tenant agree to use their best efforts to include in each of its insurance policies a waiver of the insurer's right of subrogation against the other party or if such waiver shall be unobtainable or unenforceable (a) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty, the right of recovery against any party responsible for a casualty covered by the policy or (b) any other form of permission for the release of the other party. If such waiver, agreement, or permission shall not be or shall cease to be obtainable without additional charge, or at all, the insured party shall so notify the other party after learning thereof. In such a case, if the other party shall agree in writing to pay the insurer's additional charge therefor, such waiver agreement or permission shall, if obtainable, be included in the policy.

            10.06. Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage, or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Sections
10.04 and 10.05. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair, or restoration or payment, then provided that the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party thereof or shall be made available to the second party to pay for replacement, repair, or restoration, as the case may be.

            10.07. The waiver of subrogation or permission for release referred to in Section 10.05 shall extend to the agents of each party and their employees and, in the case of Tenant, shall also extend to all other persons and entities occupying, using or visiting the Demised Premises in accordance with the terms of this Lease, but only if and to the extent that such waiver or permission can be obtained without additional charge (unless such party shall pay such charge). The releases provided for in Section 10.06 shall likewise extend to such agents, employees and other persons and entities, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Section 10.06 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease. Except as otherwise provided in Section 10.04, nothing contained in Sections 10.05 and 10.06 shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein or any particular amounts or limits of any such kinds of insurance. However, each party shall advise the other, upon request, from time to time (but not more often than once a year) of all of the policies of insurance it is carrying of any of the kinds referred to in Sections 10.01 and 10.04, and if it shall discontinue any such policy or allow it to lapse, shall notify the other party thereof with reasonable promptness. The insurance policies referred to in Sections 10.05 and 10.06 shall be deemed to include policies procured and maintained by a party for the benefit of its lessor, mortgagee, or pledgee.

                                   ARTICLE 11

                              RULES AND REGULATIONS

            11 .01. Tenant and its employees and agent shall faithfully observe and comply with the Rules and Regulations annexed hereto as Exhibit E, and such reasonable changes therein (whether by modification, elimination, or addition) as Landlord at any time or times hereafter may make and communicate in writing to Tenant, which do not unreasonably affect the conduct of Tenant's business in the Demised Premises; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations as originally promulgated or as changed, the provisions of this Lease shall control.

            11.02. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to Tenant to enforce the Rules and Regulations or the terms, covenants, or conditions in any other lease, as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant or its employees, agents or visitors. However, Landlord shall not enforce any of the Rules and Regulations in such manner as to discriminate against Tenant or anyone claiming under or through Tenant.

                                   ARTICLE 12

                                TENANT'S CHANGES

            12.01. Tenant shall make no changes, alterations, additions, installations, substitutions, or improvements (hereinafter Collectively called "changes", and, as applied to changes Provided for in this Article, "Tenant's Changes") in and to the Demised Premises without the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed provided the Tenant is not in default of this Lease.

            All proposed Tenant's Changes shall be submitted to Landlord for written consent at least sixty (60) days prior to the date Tenant intends to commence such changes, such submission to include all plans and specifications for the work to be done, proposed scheduling, and the estimated cost of completion of Tenant's Changes. If Landlord consents to Tenant's Changes, Tenant may commence and diligently prosecute to completion Tenant's Changes, under the direct supervision of Landlord. Upon request by Tenant, at the time Landlord gives its consent to the Tenant Changes, Landlord shall provide Tenant with the estimated cost of the supervision fee as set forth below.

            Tenant shall pay to Landlord a supervision fee (which shall include the cost of review of the proposed Tenant's Changes) equal to the lesser of the actual cost of the supervision or ten percent (10%) of the certified cost of completion of Tenant's Changes. Prior to the commencement of Tenant's Changes, Tenant shall pay to Landlord ten percent (10%) of the estimated cost of completion (the "Estimated Payment") as additional rent. Within fifteen (15) days after completion of Tenant's Changes, Tenant shall furnish Landlord with a statement, certified by an officer or a principal of Tenant to be accurate and true, of the total cost of completion of Tenant's Changes (the "Total Cost"). If such certified statement furnished by Tenant shall indicate that the Estimated Payment exceeded the lesser of the actual cost of the supervision or ten percent (10%) of the Total Cost, Landlord shall forthwith either (i) pay the amount of excess directly to Tenant concurrently with the delivery of the certified statement or (ii) permit Tenant to credit the amount of such excess against the subsequent payment of rent due hereunder. If such certified statement furnished by Tenant shall indicate that the lesser of the actual cost of the supervision or ten percent (10%) of the Total Cost exceeded Tenant's Estimated Payment, Tenant shall, simultaneously with the delivery to Landlord of the certified statement, pay the amount of such excess to Landlord as additional rent. Tenant shall not be obligated to pay Landlord a supervision fee if Landlord, or one of its affiliates, is the contractor for the Tenant Changes (any supervision fees shall be included in the price of the work).

            12.02. Notwithstanding the provisions of Section 12.01, all proposed Tenant's Changes which shall affect or alter:

                  (a) The outside appearance or the strength of the Building or of any of its structural parts; or

                  (b) Any part of the Building outside of the Demised Premises;
or

                  (c) The mechanical, electrical, sanitary and other service systems of the Building, or increase the usage of such systems;

shall be performed only by the Landlord, at a cost to be mutually agreed upon between Landlord and Tenant.

            12.03. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Tenant's Changes and for final approval thereof upon completion, and shall cause Tenant's Changes to be performed in compliance therewith and with all applicable laws and requirements of public authorities, and with all applicable requirements of insurance bodies, and in good and workmanlike manner, using materials and equipment at least equal in quality and class to the original installations in the Building. Tenant's Changes shall be performed in such manner as not to unreasonably interfere with or delay and (unless Tenant shall indemnify Landlord therefor to the latter's reasonable satisfaction) as not to impose any additional expense upon Landlord in the construction, maintenance or operation of the Building. Throughout the performance of Tenant's Changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits and general liability insurance for any occurrence in or about the Building, in which Landlord and its agents shall be named as parties insured in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes and, on request, at reasonable intervals thereafter during the continuance of Tenant's Changes. If any of Tenant's Changes shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property (as defined in Article 13), such fixtures, equipment or other property shall be promptly replaced, at Tenant's expense, with new fixtures, equipment or other property (as the case may be) of like utility and at least equal value. In addition, unless Landlord shall otherwise expressly consent in writing, the Tenant shall deliver such removed fixtures to Landlord.

            12.04. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Tenant's Changes which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord against any and all mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of or chattel mortgages upon, any material, fixtures or articles so installed in and constituting part of the Demised Premises and, against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale or chattel mortgage or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of all such liens within fifteen
(15) days after Landlord makes written demand therefor. However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any such notice of violation, provided that Tenant shall comply with the provisions of Section 9.02.

            12.05. Tenant agrees that the exercise of its rights pursuant to the provisions of this Article 12 shall not be done in a manner which would create any work stoppage, picketing, labor disruption or dispute or violate Landlord's union contracts affecting the Land and Building, nor interference with the business of Landlord or any tenant or occupant of the Building.

            12.06. If Landlord requires restoration of all or any part of Tenant's Changes, Landlord shall advise Tenant of such restoration requirement at the time Landlord gives its consent to any Tenant Changes. If Landlord fails to require restoration at the time it gives such consent, then restoration shall not otherwise be required with respect to such Tenant's Changes.

                                   ARTICLE 13

                                TENANT'S PROPERTY

            13.01. All fixtures, equipment, improvements, and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as hereinafter in this Article expressly provided.

            13.02. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Demised Premises (all of which are sometimes called "Tenant's Property"), shall be and shall remain the property of Tenant and may be removed by it at any time during the term of this Lease; provided that if any of Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises or to the Building resulting from such removal. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered Tenant's Property.

            13.03. At or before the Expiration Date, or the date of an earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and, if requested by Landlord, all items of work done by or on behalf of Tenant, in accordance with Article 12, after the Commencement Date shall be removed by Tenant and Tenant shall repair any damage to the Demised Premises or the Building resulting from such removal. If Tenant fails to remove its Property and/or otherwise fails to perform any restoration required of it under this Lease, then Tenant shall be deemed a hold-over Tenant as contemplated in Article 40. Ninety (90) days prior to the Expiration Date of this Lease, at the request of Tenant, Landlord shall walk through the Demised Premises with Tenant and create a punchlist of all restoration which shall be required to be completed by Tenant by the Expiration Date. Thereafter, Tenant may request a written estimate from Landlord for the cost of all restoration required pursuant to this Lease. Failure by Landlord and Tenant to walk through the Demised Premises or failure by Landlord to provide an estimate of the cost of the restoration required as set forth above shall not relieve Tenant of any restoration obligations otherwise required pursuant to this Lease. In lieu of restoring the Demised Premises as required pursuant to this Lease, Tenant may, at its option, pay Landlord, prior to the Expiration Date of the Lease, the cost of such restoration as set forth in Landlord's estimate. Landlord and Tenant acknowledge that Landlord, prior to the Expiration Date, will notify Tenant of its restoration obligations and, as a result, notwithstanding the ninety (90) day time period set forth above, it shall be Tenant's obligation to ensure that Tenant has enough time after the Landlord and Tenant walk through the

Demised Premises, if Tenant will be performing such restoration prior to the Expiration Date of the Lease. If Tenant fails remove its Property and/or fails to perform any restoration required of it under this Lease and/or fails to pay Landlord for the cost of any restoration required on or before the last day of the term of this Lease or upon any earlier termination, Tenant shall be deemed a hold-over Tenant under Article 40 of this Lease until such time as Tenant has completed such restoration.

            13.04. Any other items of Tenant's Property (except money, securities, and other like valuables) which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of the Landlord, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of without accountability, in such manner as Landlord may see fit, at Tenant's expense.

                                   ARTICLE 14

                             REPAIRS AND MAINTENANCE

            14.01. Tenant shall take good care of the Demised Premises. Tenant, at its expense, shall promptly make all repairs, ordinary or extraordinary, interior or exterior, structural or otherwise in and about the Demised Premises and the Building, as shall be required by reason of (i) the performance of Tenant's Finish Work or Tenant's Changes; (ii) the installation, use or operation of Tenant's Property in the Demised Premises by Tenant, its agents or employees; (iii) the moving of Tenant's Property in or out of the Building; or
(iv) the misuse or neglect of Tenant or any of its employees, agents, contractors or invitees; but Tenant shall not be responsible, and Landlord shall be responsible, for any of such repairs as are required by reason of Landlord's neglect or other fault in the manner of performing any of Tenant's Finish Work or Tenant's Changes which may be undertaken by Landlord for Tenant's account or are otherwise required by reason of neglect or other fault of Landlord or its employees, agents, or contractors. Except if required by the neglect or other fault of Landlord or its employees, agents, or contractors or as a result of reasonable wear and tear, Tenant, at its expense, shall replace all damaged or broken doors or other glass in or about the Demised Premises and shall be responsible for all repairs, maintenance, and replacement of wall and floor coverings in the Demised Premises and, for the repair and maintenance of all lighting fixtures therein.

            14.02. Landlord, subject to the provisions of Section 5.04, shall keep and maintain the Building and its fixtures, appurtenances, systems and facilities serving the Demised Premises, in good working order, condition, and repair and shall make with all due diligence all repairs, structural and otherwise, interior and exterior, as and when needed in or about the Demised Premises, except for those repairs for which Tenant is responsible pursuant to any other provisions of this Lease.

            14.03. Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption, or injury to Tenant's business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or required by law, to make in or to any portion of the Building or the Demised Premises, or in or to the fixtures, equipment of appurtenances of the Building or the Demised Premises, unless Landlord or any of its employees, agents or contractors was negligent in making such repairs or changes and provided that Landlord shall use due diligence with respect thereto and shall perform such work, except in case of emergency, at a time reasonably convenient to Tenant and otherwise in such a manner as will not materially interfere with Tenant's use of the Demised Premises.

                                   ARTICLE 15

                                   ELECTRICITY

            15.01. Landlord shall furnish the electric energy that Tenant shall require in the Demised Premises. Tenant shall pay to Landlord, as additional rent, the costs and charges for all electric energy furnished to Tenant at the Demised Premises. Additional rent for such electric energy shall be calculated and payable in the manner hereinafter set forth.

            15.02. Within a reasonable time after the commencement of the term of this Lease, subsequent to Tenant's having taken occupancy of the Demised Premises and having installed and commenced the use of Tenant's electrical equipment, Landlord, at Tenant's sole expense, shall cause a survey to be made by a reputable independent electrical engineer or similar agency of the estimated use of electric energy (other than for Building standard heat and air conditioning as described in Exhibit C) to the Demised Premises, and shall compute the cost thereof for the quantity so determined at prevailing retail rates. Tenant shall pay Landlord the cost of such electric energy, as so calculated, on a monthly basis, as additional rent, together with its payment of fixed rent.

            Until such time as Landlord shall complete the aforedescribed survey, Tenant shall pay to Landlord, each and every month, as additional rent, for and on account of Tenant's electrical consumption, the sum of $625.21 to be applied against Tenant's obligations hereunder. Upon completion of the survey, there shall be an adjustment for the period from the Commencement Date through the date that the results of the survey shall be effectuated as shall be required. Landlord shall have the right, at any time, during the term of this Lease, to cause the Demised Premises to be resurveyed. In the event that such resurvey shall indicate increased electrical consumption by Tenant at the Demised Premises, there shall be an adjustment in the amount paid by Tenant to Landlord for Tenant's electrical consumption in accordance with the resurvey as well as an adjustment retroactive to the date Landlord establishes Tenant's increase in electrical consumption in excess of the consumption established by the prior survey.

                  Landlord shall submit to Tenant the results of any electrical survey and the same shall be deemed binding upon Tenant unless Tenant shall object to same within ninety (90) days of the date that Landlord shall furnish Tenant with the results of the survey. In the event that Landlord and Tenant cannot agree upon the results of a survey the same shall be submitted to arbitration in accordance with Article 33, provided, however, until such time as the arbitration shall have been concluded, the results of Landlord's survey shall be utilized for the purposes of determining Tenant's electrical consumption with an appropriate adjustment to be made based upon the results of the arbitration.

            15.03. Landlord shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric energy furnished to the Demised Premises by reason of any requirement, act, or omission of the public utility serving the Building with electricity or for any other reason not attributable to Landlord's negligence or willful misconduct. Landlord shall furnish and install all replacement lighting tubes, lamps, bulbs, and ballasts required in the Demised Premises at Tenant's expense.

            15.04. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without Landlord's prior written consent in each instance (which shall not be unreasonably withheld), connect any additional fixtures, appliances, or equipment which would materially affect the electrical capacity of the Demised Premises, to the Building electrical distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers, HVAC equipment or other electrical equipment required therefor shall be provided by Landlord and the cost of installation and maintenance thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord, at Tenant's sole expense, may cause a new survey to be made of the use of electric energy (other than for Building standard heating and air-conditioning as described in Exhibit
C) in order to calculate the potential additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment. When the amount of such increase is so determined, and the estimated cost thereof is calculated, the amount of monthly additional rent payable pursuant to Section 15.02 hereof shall be adjusted to reflect the additional cost, and shall be payable as therein provided.

            15.05. If the public utility rate schedule for the supply of electric current to the Building shall be increased during the term of this Lease, the additional rent payable pursuant to Section .15.02 hereof shall be equitably adjusted to reflect the resulting increase in Landlord's cost of furnishing electric service to the Demised Premises effective as of the date of any increase. Landlord and Tenant agree that the rate charged to Tenant for electricity shall not be greater than the rate Tenant would have paid had the Demised Premises been separately metered.

            15.06. Tenant agrees within three (3) months from the Commencement Date to submit to Landlord a list of fixtures and equipment utilizing electric current including, but not limited to, copying machines, computers and word processing equipment and equipment of a similar nature. On the first day of each calendar year thereafter, Tenant shall submit to Landlord a statement indicating any substantial changes in the list previously supplied as same may be updated by the required annual statements.

                                   ARTICLE 16

                    HEATING, VENTILATION AND AIR-CONDITIONING

            16.01. Landlord, subject to the provisions of Section 5.04, shall maintain and operate the heating, ventilating, and air-conditioning systems (hereinafter called "the systems") and shall furnish heat, ventilating, and air conditioning (hereinafter collectively called "air conditioning service") in the Demised Premises through the systems, in compliance with the performance specifications set forth in Exhibit C, as may be required for comfortable occupancy of the Demised Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday except days observed by the Federal or the state government as legal holidays ("Regular Hours") throughout the year. If Tenant shall require air-conditioning service at any other time (hereinafter called "after hours"), Landlord shall furnish such after hours air-conditioning service upon reasonable advance notice from Tenant, and Tenant shall pay Landlord's then established charges therefor on Landlord's demand.

            16.02. Use of the Demised Premises, or any part thereof in a manner exceeding the design conditions (including occupancy and connected electrical load) specified in Exhibit C for air-conditioning service in the Demised Premises, or rearrangement of partitioning which interferes with normal operation of the air-conditioning in the Demised Premises, may require changes in the air-conditioning system servicing the Demised Premises. Such changes, so occasioned, shall be made by Landlord, at Tenant's expense, as Tenant's Changes pursuant to Article 12.

                                   ARTICLE 17

                            LANDLORD'S OTHER SERVICES

            17.01. Landlord, subject to the provisions of Section 5.04, shall provide public elevator service, passenger and service, by elevators serving the floor on which the Demised Premises are situated during Regular Hours, and shall have at least one passenger elevator subject to call at all other times.

            17.02. Landlord, subject to the provisions of Section 5.04, shall cause the Demised Premises, including the exterior and the interior of the windows thereof to be cleaned. Tenant shall pay to Landlord on demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its employees or visitors; (ii) use of portions of the Demised Premises for preparation, serving or consumption of food or beverages, data processing, or reproducing operations, private lavatories or toilets or other special purpose areas requiring greater or more difficult cleaning work than office areas; (iii) unusual quantity of interior glass surfaces; (iv) non-building standard materials or finishes installed by Tenant or at its request; and (b) removal from the Demised Premises and the Building of so much of any refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy. Landlord, its cleaning contractor, and their employees shall have after-hours access to the Demised Premises and the free use of light, power, and water in the Demised Premises as reasonably required for the purpose of cleaning the Demised Premises in accordance with Landlord's obligations hereunder.

            17.03. Landlord, subject to the provisions of Section 5.04, shall furnish adequate hot and cold water to each floor of the Building for drinking, lavatory, and cleaning purposes, together with soap, towels, and toilet tissue for each lavatory. If Tenant uses water for any other purpose, Landlord, at Tenant's expense, shall install meters to measure Tenant's consumption of cold water and/or hot water for such other purposes and/or steam, as the case may be. Tenant shall pay for the quantities of cold water and hot water shown on such meters, at Landlord's cost thereof on the rendition of Landlord's bills therefor,

            17.04. Landlord, at its expense, and at Tenant's request, shall insert initial listings on the Building directory of the names of Tenant, and the names of any of their officers and employees, provided that the names so listed shall not take up more than Tenant's proportionate share of the space on the Building directory. All Building directory changes made at Tenant's request after the Tenant's initial listings have been placed on the Building directory shall be made by Landlord at the expense of Tenant, and Tenant agrees to promptly pay to Landlord as additional rent the cost of such changes within ten
(10) days after Landlord has submitted an invoice therefor.

            17.05. Landlord reserves the right, without any liability to Tenant, to stop service of any of the heating, ventilating, air conditioning, electric, sanitary, elevator, or other Building systems serving the Demised Premises, or the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary, by reason of accidents, emergencies, strikes, or the making of repairs or changes which Landlord is required by this Lease or by law to make or in good faith deems necessary, by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor or supplies, or by reason of any other cause beyond Landlord's reasonable control.

            17.06. Landlord shall make available for Tenant's use Tenant's Proportionate Share of parking spaces in common with other tenants of the Building in the parking area adjacent to the Building.

            17.07. The Building and the Demised Premises shall be cleaned in accordance with the Cleaning and Maintenance Schedule set forth on Exhibit D annexed hereto and made a part hereof.

            17.08. Tenant acknowledges that as part of the consideration for this Lease, and in order not to interfere with the rights of other tenants or other tenants' quiet enjoyment of the common areas of the Building and otherwise prevent Landlord from performing its services without causing increases to the cost of such services, Tenant agrees that it shall not permit its employees to congregate in hallways or elevators, shall not permit its employees to create an unsightly condition in or about any passageway from the Building or the common areas or to the parking lot/deck, with regard to smoking, including the disposal of cigarettes, in the courtyard and/or outer areas adjacent to the Building and will otherwise require its employees to act and conduct themselves in the common areas in such a manner as will not disturb other tenants or the use and enjoyment by other tenants of the Building.

                                   ARTICLE 18

                  ACCESS, CHANGES IN BUILDING FACILITIES, NAME

            18.01. All walls, windows, and doors bounding the Demised Premises (including exterior Building walls, core corridor walls and doors, and any core corridor entrance), except the inside surfaces thereof, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan room, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration, and repair are reserved to Landlord.

            18.02. Tenant shall permit Landlord to install, use, and maintain pipes, ducts, and conduits within the demising walls, bearing columns, and ceilings of the Demised Premises.

            18.03. Landlord or Landlord's agent shall have the right upon request (except in emergency under clause (ii) hereof) to enter and/or pass through the Demised Premises or any part thereof at reasonable times during reasonable hours, (i) to examine the Demised Premises and to show them to the fee owners, lessors of superior leases, holders of superior mortgages, or prospective purchasers, mortgagees, or lessees of the Building as an entirety; and (ii) for the purpose of making such repairs or changes or doing such repainting in or to the Demised Premises or its facilities, as may be provided for by this Lease or as may be mutually agreed upon by the parties or as Landlord may be required to make by law or in order to repair and maintain said structure or its fixtures or facilities. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required for such repairs, changes, repainting, or maintenance, without liability to Tenant but Landlord shall not unreasonably interfere with Tenant's use of the Demised Premises. Landlord shall also have the right to enter on and/or pass through the Demised Premises, or any part thereof, at such times as such entry shall be required by circumstances of emergency affecting the Demised Premises or the Building.

            18.04. During the period of six (6) months prior to the Expiration Date, Landlord may exhibit the Demised Premises to prospective tenants. Landlord shall provide Tenant with reasonable prior verbal notice of its intent to exhibit the Demised Premises.

            18.05. Landlord reserves the right, at any time after completion of the Building, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof as it may deem necessary or desirable, provided, however, that such changes shall not reduce the size of the Demised Premises or unreasonably interfere with Tenant's use of the Demised Premises.

            18.06. Landlord may adopt any name for the Building. Landlord reserves the right to change the name or address of the Building at any time.

                                   ARTICLE 19

                               NOTICE OF ACCIDENTS

            19.01. Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (i) any accident in or about the Demised Premises for which Landlord might be liable; (ii) all fires in the Demised Premises; (iii) all damage to or defects in the Demised Premises, including the fixtures, equipment, and appurtenances thereof for the repair of which Landlord might be responsible; and (iv) all damage to or defects in any parts or appurtenances of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator, and other systems located in or passing through the Demised Premises or any part thereof.

                                   ARTICLE 20

                        NON-LIABILITY AND INDEMNIFICATION

            20.01. Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of any property of Tenant or of any other person, irrespective of the cause of such injury, damage, or loss, unless caused by or due to the negligence of Landlord, its agents, or employees without contributory negligence on the part of Tenant.

            20.02. Tenant shall indemnify and save harmless Landlord and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Demised Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Landlord for Landlord's or Tenant's account) in or about the Demised Premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises, or (ii) arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, invitees or licensees or its or their employees, agents, or contractors, and (b) all costs, expenses, and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding.

            20.03. Except as otherwise expressly provided in this Lease, this Lease and the obligations of Tenant hereunder shall be in no way affected, impaired or excused because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental pre-emption or priorities or other controls in connection with a national or other public emergency or shortages of fuel supplies or labor resulting therefrom, or other like cause beyond Landlord's reasonable control.

            20.04. Landlord shall indemnify and save harmless Tenant and its agents against and from (a) any and all claims (i) arising from (x) the conduct or management of the Building or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Tenant for Landlord's or Tenant's account) in or about the Building or the Demised Premises during the term of this Lease or during the period of time, if any, prior to the

Commencement Date, or (ii) arising from any negligent or otherwise wrongful act or omission of Landlord or any of its subtenants, invitees or licensees or its or their employees, agents, or contractors, and (b) all costs, expenses, and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding.

                                   ARTICLE 21

                              DESTRUCTION OR DAMAGE

            21.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises to substantially the condition thereof at the time of such damage, at its expense, with reasonable dispatch after notice to it of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of the Tenant's Property. Any restoration of the Building or the Demised Premises shall be altered to the extent necessary to comply with current laws and applicable codes.

            21.02. If the Building or the Demised Premises shall be partially damaged or partially destroyed by fire or other cause not attributable to the fault or negligence of Tenant, its agents, or employees, the rents payable hereunder shall be abated to the extent that the Demised Premises shall have been rendered untenantable and for the period from the date of such damage or destruction to the date the damage shall be repaired or restored; provided, however, if the damage shall be attributable to the fault or negligence of Tenant, its agents or employees, then rent shall continue but shall be reduced by any amounts received by Landlord pursuant to Landlord's coverage for business interruption and/or rent insurance attributable to the Demised Premises. If the Demised Premises or a major part thereof shall be totally (which shall be deemed to include substantially totally) damaged or destroyed or rendered completely (which shall be deemed to include substantially completely) untenantable on account of fire or other cause, the rents shall abate as of the date of the damage or destruction and until Landlord shall repair, restore, and rebuild the Building and the Demised Premises, provided, however, that should Tenant reoccupy a portion of the Demised Premises during the period of restoration work is taking place and prior to the date that the same are made completely tenantable, rents allocable to such portion shall be payable by Tenant from the date of such occupancy.

            21.03. If the Building or the Demised Premises shall be totally damaged or destroyed by fire or other cause, or if the Building shall be so damaged or destroyed by fire or other cause (whether or not the Demised Premises are damaged or destroyed) as to require a reasonably estimated expenditure of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the casualty. If the Building or the Demised Premises shall be destroyed by fire or other casualty so as to render the Demised Premises unusable by Tenant, Landlord shall deliver to Tenant, as soon as feasible, a written estimate from Landlord's contractor of the time within which substantial restoration of the Demised Premises (i.e., substantial completion of the Demised Premises or the portions thereof in which Landlord has an insurable interest) will occur. If said contractor reasonably estimates the time as more than six (6) months from the date Landlord receives all permits necessary to restore the Demised Premises, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days of Tenant's receipt of the contractor's written statement otherwise this Lease will remain in full force and effect unless Landlord elects to demolish the Building. In case of any damage or destruction mentioned in this Article, Tenant may terminate the Lease by notice to Landlord, if Landlord has not completed the making of the required repairs and restored and rebuilt the Building and the Demised Premises within eight (8) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord's reasonable control.

            21.04. No damages, compensation, or claim shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall use its best efforts to effect such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy during such time that Tenant is able to use the Demised Premises during Landlord's restoration.

            21.05. Notwithstanding any of the foregoing provisions of this Article, if Landlord or the lessor of any superior lease or the holder of any superior mortgage shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of Tenant or any of its employees, agents or contractors in connection with the processing of any claim, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant's rents.

            21.06. Landlord will not carry insurance of any kind on Tenant's Property, and, except as provided by law or by reason of its fault or its breach of any of its obligations hereunder, shall not be obligated to repair any damage thereto or replace the same; to the extent that Tenant shall maintain insurance on Tenant's Property, Landlord shall not be obligated to repair any damage thereto or replace the same.

            21.07. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and any law of the State of New Jersey providing for such a contingency in the absence of an express agreement, and any other law of like import, now of hereafter in force, shall have no application in such case.

            21.08. If the Demised Premises and/or access thereto become partially or totally damaged or destroyed by any casualty not insured against, then Landlord shall have the right to terminate this Lease upon giving the Tenant thirty (30) days notice and upon the expiration of said thirty (30) day notice period this Lease shall terminate as if such termination date were the Expiration Date.


                                   ARTICLE 22

                                 EMINENT DOMAIN

            22.01. If the whole of the Building shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use of purpose, this Lease and the term and estate hereby granted shall forthwith terminate as of the date of vesting of title on such taking (which date is herein after also referred to as the "date of the taking"), and the rents shall be prorated and adjusted as of such date.

            22.02. If any part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that Tenant may elect to terminate this Lease in the event of a partial taking, if the area of the Demised Premises shall not be reasonably sufficient for Tenant to continue feasible operation of its business. Tenant shall give notice of such election to Landlord not later than thirty (30) days after the date of such taking. Upon the giving of such notice to Landlord, this Lease shall terminate on the date of service of notice and the rents apportioned to the part of the Demised Premises so taken shall be prorated and adjusted as of the date of the taking and the rents apportioned to the remainder of the Demised Premises shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the rents apportioned to the part taken shall be prorated and adjusted as of the date of taking and from such date the fixed rent shall be reduced to the amount apportioned to the remainder of the Demised Premises and additional rent shall be payable pursuant to Article 5 according to the rentable area remaining.

            22.03. Except as specifically set forth in Section 22.04. hereof, Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Article without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Tenant hereby expressly assigns to Landlord all of its right, title, and interest in or to every such award.

            22.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be lawfully taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive any award which does not serve to diminish Landlord's award in any respect and, if so awarded, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall remain responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the fixed rent and additional rent when due. If the period of temporary use or occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period prior to the Expiration Date and Landlord shall receive so much thereof as represents the period subsequent to the Expiration Date. All moneys received by Tenant as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the rents hereunder have been paid by Tenant shall be received, held, and applied by Tenant as a trust fund for payment of the rents falling due hereunder.

            22.05. In the event of any taking of less than the whole of the Building which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not extend beyond the Expiration Date, Landlord, at its expense, shall proceed with reasonable diligence to repair, alter, and restore the remaining parts of the Building and the Demised Premises to substantially their former condition to the extent that the same may be feasible and so as to constitute a complete and tenantable Building and Demised Premises provided that Landlord's liability under this Section 22.05 shall be limited to the net amount (after deducting all costs and expenses, including, but not limited to, legal expenses incurred in connection with the eminent domain proceeding) received by Landlord as an award arising out of such taking. If such taking occurs within the last three (3) years of the term of this Lease, Landlord shall have the right to terminate this Lease by giving the Tenant written notice to such effect within ninety (90) days after such taking, and this Lease shall then expire on that effective date stated in the notice as if that were the Expiration Date, but the fixed rent and the additional rent shall be prorated and adjusted as of the date of such taking.

            22.06. Should any part of the Demised Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article then, (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed rent hereunder shall be reduced and additional rents under Article 5 shall be adjusted in the same manner as is provided in Section 22.02 according to the reduction in rentable area of the Demised Premises resulting from such taking.

            22.07. Any dispute which may arise between the parties with respect to the meaning or application of any of the provisions of this Article shall be determined by arbitration in the manner provided in Article 33.

                                   ARTICLE 23

                                    SURRENDER

            23.01. On the last day of the term of this Lease, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises pursuant to Article 25 herein, Tenant shall quit and surrender the Demised Premises to Landlord in good order, condition, and repair, except for ordinary wear and tear and damage by fire or casualty and such other damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease. At the time of surrender, or earlier termination of this Lease, the Demised Premises shall be in the same state as existed as of the completion of Landlord's Work and the completion of Tenant's Finish Work. Any Tenant Changes, alterations or improvements, all of which must be done in accordance with Article 12 shall be removed, except as may otherwise have been provided by Landlord at the time it exercised its consent in connection with such Tenant Changes pursuant to Article 12. With respect to Landlord's Work set forth in Exhibit C, after review and completion of the final construction drawings, Landlord reserves the right to notify Tenant of any restoration Tenant shall be responsible for upon the termination of this Lease. If Tenant fails to perform any restoration required of it under this Lease on or before the last day of the term of this Lease or upon any earlier termination, Tenant shall be deemed a hold-over Tenant under Article 40 of this Lease until such time as Tenant has completed such restoration. Ninety (90) days prior to the Expiration Date of this Lease, at the request of Tenant, Landlord shall walk through the Demised Premises with Tenant and create a punchlist of all restoration which shall be required to be completed by Tenant by the Expiration Date. Thereafter, Tenant may request a written estimate from Landlord for the cost of all restoration required pursuant to this Lease. Failure by Landlord and Tenant to walk through the Demised Premises or failure by Landlord to provide an estimate of the cost of the restoration required as set forth above shall not relieve Tenant of any restoration obligations otherwise required pursuant to this Lease. In lieu of restoring the Demised Premises as required pursuant to this Lease, Tenant may, at its option, pay Landlord, prior to the Expiration Date of the Lease, the cost of such restoration as set forth in Landlord's estimate. Landlord and Tenant acknowledge that Landlord, prior to the Expiration Date, will notify Tenant of its restoration obligations and, as a result, notwithstanding the ninety (90) day time period set forth above, it shall be Tenant's obligation to ensure that Tenant has enough time after the Landlord and Tenant walk through the Demised Premises, if Tenant will be performing such restoration prior to the Expiration Date of the Lease. If Tenant fails remove its Property and/or fails to perform any restoration required of it under this Lease and/or fails to pay Landlord for the cost of any restoration required on or before the last day of the term of this Lease or upon any earlier termination, Tenant shall be deemed a hold-over Tenant under Article 40 of this Lease until such time as Tenant has completed such restoration.

                                   ARTICLE 24

                            CONDITIONS OF LIMITATION

            24.01. This Lease and the term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like imports or whenever a petition shall be filed by Tenant under the arrangement provisions of any law of like import, whenever a permanent receiver of Tenant or of or for the property of Tenant shall be appointed, then Landlord, (a) at any time of receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, Landlord may give Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.

            24.02. This Lease and the term and estate hereby granted are subject to the further limitation that:

                  (a) Whenever Tenant shall default in the payment of installment of fixed rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, or any day upon which the same ought to be paid, and such default shall continue for five (5) days after written notice thereof; or

                  (b) Whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant's obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of a happening or default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to risk of criminal liability or termination of any superior Lease or foreclosure of any superior mortgage if Tenant shall not, (i) within said thirty
(30) day period advise Landlord of Tenant's intention to duly institute all steps necessary to remedy such situation; (ii) duly institute within said thirty
(30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the same; (iii) complete such remedy within such time after the date of giving of said notice to Landlord as shall reasonably be necessary; or

                  (c) Whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, or corporation other than Tenant, except as expressly permitted by Article 8; or

                  (d) Whenever Tenant shall abandon the Demised Premises (unless as a result of a casualty) and fail to pay rent, or

                  (e) If Tenant shall default in the timely payment of rent or additional rent and any such default shall continue to be repeated for a total of four (4) months in any period of twelve (12) months, then, notwithstanding that such defaults shall have each been cured within the applicable period, any similar default shall be deemed to be deliberate and Landlord may thereafter serve a notice of termination upon Tenant without affording to Tenant opportunity to cure such default;

then, and in any of the foregoing cases, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall, if the Landlord so elects, terminate upon ten (10) days written notice by Landlord to Tenant of Landlord's election to terminate the Lease and the term hereof shall expire and come end on the date fixed in such notice, with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for the rent and additional rent which subsequently accrues and for damages as provided in Article 26.

                                   ARTICLE 25

                              RE-ENTRY BY LANDLORD

            25.01. If Tenant shall default in the payment of any installment of fixed rent, or of any installment of additional rent, on any date upon which the same ought to be paid and if such default shall continue for five (5) days after written notice thereof, or if this Lease shall expire as provided in Article 24, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, in the name of the whole, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold, and enjoy the Demised Premises again as and of its first estate and interest therein. The word "re-enter", as herein used, is not restricted to its technical legal meaning. In the event of any termination of this Lease under the provisions of Article 24 or if Landlord shall re-enter the Demised Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the fixed rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession or the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

            25.02. In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this Lease, either Landlord or Tenant, as the case may be, shall also have the right of injunction. The special remedies hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the parties may lawfully be entitled at any time.

            25.03. If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of any termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security, or otherwise, but such moneys shall be credited by Landlord against any fixed rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 26 or pursuant to law.

                                   ARTICLE 26

                                     DAMAGES

            26,01. If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Demised Premises under the provisions of
Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action of any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either

                  (a) A sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate of the fixed rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so reentered the Demised Premises, over (ii) the aggregate rental value of the Demised Premises for the same period, or

                  (b) Sums equal to the fixed rent and the additional rent (as above presumed) payable hereunder which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting, the expenses incurred or paid by Landlord in terminating this Lease or in reentering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including altering and preparing the Demised Premises for new tenants, brokers' commissions, and all other expenses properly chargeable against the Demised Premises and the rental therefrom; it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this Subsection to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord. Damages shall also include the unamortized portion of the cost of Landlord's Work and any brokerage fees or commissions paid by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

                  If the Demised Premises or any part thereof to be relet by Landlord for the unexpired portion of the term of this Lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.

            26.02. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been so terminated under the provisions of Article 24, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to seek and obtain as liquidated damages by reason of the termination of this Lease or re-entry on the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 26.01.

            26.03. In addition to the foregoing and without regard to whether this Lease is terminated, Tenant shall pay to Landlord upon demand, all costs and expenses incurred by Landlord, including reasonable attorney's fees, with respect to any lawsuit instituted or defended or any action taken by Landlord to enforce all or any of the provisions of this Lease.

                                   ARTICLE 27

                                     WAIVERS

            27.01. Tenant, for Tenant, and on behalf of any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

            27.02. In the event that Tenant is in arrears in payment of fixed rent or additional rent hereunder, Tenant waives Tenant's right, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

            27.03. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto.

            27.04. The provisions in Articles 16 and 17 shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord's obligations with respect to such services.

                                   ARTICLE 28

                        NO OTHER WAIVERS OR MODIFICATIONS

            28.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act, or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, or termination of effectuation of the abandonment is sought.

            28.02. Without limiting Section 28.01, the following provisions shall also apply:

                  (a) No agreement to accept a surrender of all or any part of the Demised Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Demised Premises. If Tenant shall at any time request Landlord to sublet the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

                  (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

                  (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

                                   ARTICLE 29

                             CURING TENANT'S DEFAULTS

            29.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice, in a case of emergency, and in any other case, only if such default continues after the expiration of (i) ten (10) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in Section 24.02 or elsewhere in this Lease for cure of such default, whichever occurs later.

            29.02. Bills, invoices and purchase orders for any and all costs, charges, and expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, including reasonable counsel fees, involved in collecting or endeavoring to collect the fixed rent or additional rent or any part thereof, or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense, and disbursement involved in instituting and prosecuting summary proceedings, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and, shall be due and payable in accordance with the terms of such bills.

                                   ARTICLE 30

                                     BROKER

            30.01. Landlord and Tenant each covenants, warrants, and represents that there was no broker except ALEXANDER SUMMER. ("Broker") instrumental in consummating this Lease and that no conversations or negotiations were had with any broker except Broker concerning the renting of the Demised Premises. Landlord and Tenant each agrees to hold the other harmless against any claims for a brokerage commission arising out of any conversations or negotiations had by it with any broker except Broker. Landlord agrees to pay Broker pursuant to a separate agreement.

                                   ARTICLE 31

                                     NOTICES

            31.01. Any notice, statement, demand, or other communications required or permitted to be given, rendered, or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease) and shall be deemed to have been properly given, rendered or made, if sent by registered or certified mail, return receipt requested, addressed to the other party at the address hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give notice to the contrary, shall be the Building) and shall be deemed to have been given, rendered, or made on the date following the date of mailing. Notice may also be given by facsimile transmittal or overnight mail. If such notice is given by facsimile transmittal, it shall be deemed received the day it was sent and overnight mail shall be deemed received the day after it was sent. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, or other communications intended for it. In the event of the cessation of any mail delivery for any reason, personal delivery shall be substituted for the aforedescribed method of serving notices.

                                   ARTICLE 32

                              ESTOPPEL CERTIFICATE

            32.01. Tenant agrees, when requested by Landlord, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, whether any dispute exists with respect thereto and stating whether or not, to Tenant's best knowledge, Landlord is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which Tenant may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others. Such statement shall be served upon Landlord by Tenant within ten (10) days of Landlord's request. If Tenant fails to deliver such notice, Landlord shall be deemed appointed as Tenant's attorney-in-fact to prepare and deliver such-notice on behalf of Tenant, and Tenant shall be deemed bound thereby upon Landlord's furnishing a copy of the notice to Tenant.

                                   ARTICLE 33

                                   ARBITRATION

            33.01. The parties hereto shall not be deemed to have agreed to determination of any dispute arising out of this Lease by arbitration unless determination in such manner shall have been specifically provided for in this Lease.

            33.02. The party desiring arbitration shall give notice to that effect to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within ten (10) days, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however that:

                  (a) If the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

                  (b) If the two arbitrators appointed by the parties shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and, if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five
(5) days thereafter either of the parties upon notice to the other party may request such appointment by the American Arbitration Association (or any organization successor thereto), or in it absence, refusal, failure, or inability to act, may apply for a court appointment of such arbitrator.

            33.03. Each arbitrator shall be a fit and impartial person who shall have had at least five years' experience in a calling connected with the matter of dispute.

            33.04. The arbitration shall be conducted, to the extent consistent with this Article, in accordance with the then prevailing rules of the American Arbitration Association (or any organization successor thereto). The arbitrators shall render their decision and award, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator. Such decision and award shall be in writing and shall be final and conclusive on the parties, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from, or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrator(s) so rendered in any court of competent jurisdiction. Notwithstanding the foregoing, the parties hereto agree that such judgment of the arbitrator shall not be binding and may be the subject of litigation in the Superior Court of New Jersey if it is alleged that the arbitrator made a mistake of fact or law.

            33.05. Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursement of attorneys or witnesses for each party) shall be borne by the parties equally.

            33.06. Notwithstanding the provisions of this Article, if any delay in complying with any requirements of this Lease by Tenant might subject Landlord to any fine or penalty, or to prosecution for a crime, or if it would constitute a default by Landlord under any mortgage, Landlord may exercise its right under Article 29, to remedy such default and in such event the sole question to be determined by the arbitrators under this Article, shall be whether Tenant is liable for Landlord's cost and expenses of curing such default.

                                   ARTICLE 34

              NO OTHER REPRESENTATIONS, CONSTRUCTION, GOVERNING LAW

            34.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. It is understood and agreed that all understandings and agreements heretofore had between the parties are merged in the Lease, which alone fully and completely express their agreements and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in the Lease made by the other.

            34.02. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

            34.03. This Lease shall be governed in all respects by the laws of the State of New Jersey.

                                   ARTICLE 35

                                    SECURITY

            35.01. Tenant shall deposit with Landlord the sum of $25,088.34 upon the execution of this Lease. Said deposit (sometimes referred to as the "Security Deposit") shall be held by Landlord as security for the faithful performance by Tenant of all the terms of the Lease by said Tenant to be observed and performed. The Security Deposit shall not and may not be mortgaged, assigned, transferred, or encumbered by Tenant, without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. If any of the fixed or additional rent herein reserved or any other sum payable by Tenant to Landlord shall be overdue and unpaid, beyond applicable notice and cure periods, or if Landlord makes payment on behalf of Tenant, or if Tenant shall fail to perform any of the terms, covenants, and conditions of the Lease, beyond applicable notice an cure periods, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply the entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of fixed or additional rent and any loss or damage sustained by Landlord due to such breach on the part of Tenant, plus expenses; and Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. The issuance of a warrant and/or the re-entering of the Demised Premises by Landlord for any default on the part of Tenant or for any other reason prior to the expiration of the term shall not be deemed such a termination of the Lease as to entitle Tenant to the recovery of the Security Deposit. If Tenant complies with all of the terms, covenants, and conditions of the Lease and pays all of the fixed and additional rent and all other sums payable by Tenant to Landlord as they fall due, the Security Deposit shall be promptly returned in full to Tenant after the expiration of the term of the Lease and Tenant's satisfaction of all its obligations accruing prior to the Lease expiration date. In the event of bankruptcy or other creditor-debtor proceedings against Tenant, the Security Deposit and all other securities shall be deemed to be applied first to the payment of fixed and additional rent and other charges due Landlord for all periods prior to the filing of such proceedings. In the event of sale by Landlord of the Building, Landlord may deliver the then balance of the Security Deposit to the transferee of Landlord's interest in the Demised Premises and Landlord shall thereupon be discharged from any further liability with respect to the Security Deposit and this provision shall also apply to any subsequent transferees. No holder of a superior mortgage or a lessor's interest in a superior lease to which the Lease is subordinate shall be responsible in connection with the Security Deposit, by way of credit or payment of any fixed or additional rent, or otherwise, unless such mortgagee or lessor actually shall have received the entire Security Deposit.

                                   ARTICLE 36

                                  PARTIES BOUND

            36.01. The obligation of this Lease shall bind and benefit the successors and assigns of the parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 8 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 24. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building as owner or lessee thereof and in event of such transfer said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or lessee of the Building, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

            36.02. If Landlord shall be an individual, joint venture, tenancy in common, partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's estate and property in the Building (or the proceeds thereof) and, where expressly so provided in this Lease, to offset against the rents payable under this Lease for the collection of a judgment (or other judicial process) which requires the payment of money by Landlord in the event of any default by Landlord hereunder. No other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Further, Tenant agrees that Landlord shall not be liable to Tenant for any special, indirect, or consequential damages arising out of Landlord's breach of this Lease.

                                   ARTICLE 37

                                    CONSENTS

            37.01. Wherever it is specifically provided in this Lease that a party's consent is not to be unreasonably withheld, a response to a request for such consent shall also not be unreasonably delayed. If either Landlord or Tenant considers that the other had unreasonably withheld or delayed a consent, it shall so notify the other party within ten (10) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within twenty (20) days after making its request for the consent.

                                   ARTICLE 38

                     MORTGAGE FINANCING - TENANT COOPERATION

            38.01. In the event that Landlord desires to seek mortgage financing secured by the Demised Premises, Tenant agrees to cooperate with Landlord in the making of any application(s) by Landlord for such financing including the delivery to Landlord's mortgage broker or mortgagee, of such information as they shall require with respect to Tenant's occupancy of the Demised Premises, including, but not limited to the current financial statement of Tenant, but Tenant shall not be required to deliver such information directly to Landlord, all of the above to be at no cost and expense of Tenant. In the event that Landlord's mortgagee shall request changes to the within Lease in order to make same acceptable to Landlord's mortgagee, Tenant agrees to consent to such changes, provided such changes shall not affect the term of this Lease nor the financial obligations of Tenant hereunder.

                                   ARTICLE 39

                            ENVIRONMENTAL COMPLIANCE

            39.01. Tenant shall, at Tenant's sole cost and expense, comply with the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder (referred to as "ISRA") as same relate to Tenant's occupancy of the Demised Premises, as well as all other state, federal or local environmental law, ordinance, rule, or regulation either in existence as of the date hereof or enacted or promulgated after the date of this Lease, that concern the management, control, discharge, treatment and/or removal of hazardous discharges or otherwise affecting or affected by Tenant's use and occupancy of the Demised Premises. Tenant represents that Tenant's SIC number does not subject it to ISRA. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the Bureau of Industrial Site Evaluation (the "Bureau") of the New Jersey Department of Environmental Protection ("NJDEP"). Should the Bureau or any other division of NJDEP, pursuant to any other environmental law, rule, or regulation, determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharge of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, then Tenant shall, at Tenant's own expense prepare and submit the required plans and financial assurances, and carry out the approved plans. In the event that Landlord shall have to comply with ISRA by reason of Landlord's actions, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits or a Negative Declaration and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend, and save harmless Landlord from all fines, suits, procedures, claims, and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors, and from all fines, suits, procedures, claims, and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by the Bureau or any other division of NJDEP. Tenant's obligations and liabilities under this Paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the Demised Premises which occur during the term of this Lease and were caused by Tenant or its agents or contractors. Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall have no responsibility to obtain a "Negative Declaration" or "Letter of Non-Applicability" from the NJDEP if the sole reason for obtaining same is in connection with a sale or other disposition of the real estate by Landlord but Tenant agrees to cooperate with Landlord in Landlord's effort to obtain same and shall perform at Tenant's expense any clean up required by reason of Tenant's use and occupancy of the Demised Premises.

                                   ARTICLE 40

                                  HOLDING OVER

            40.01. Tenant will have no right to remain in possession of all or part of the Demised Premises after the expiration of the term. If Tenant remains in possession of all or any part of the Demised Premises after the expiration of the Lease, without the express consent of Landlord: (a) such tenancy will be deemed to be a periodic tenancy from month-to-month only; (b) such tenancy will not constitute a renewal or extension of this Lease for any further term; and
(c) such tenancy may be terminated by Landlord upon the earlier of (i) thirty
(30) days prior written notice, or (ii) the earliest date permitted by law. In such event, monthly rent will be increased to an amount equal to two hundred percent (200%) of the monthly rent payable during the last month of the term, and any other sums due under this Lease will be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy will be subject to every other term, condition, and covenant contained in this Lease. The provisions of this Section shall not be construed to relieve Tenant from liability to Landlord for damages resulting from any such holding over, or preclude Landlord from implementing summary dispossess proceedings. Tenant further acknowledges that its failure to perform any restoration required of it under this Lease shall be deemed the same as its remaining in possession of the Demised Premises after the expiration of the term, subjecting it to hold-over rent in accordance with this Article 40.

                                   ARTICLE 41

                      CERTAIN DEFINITIONS AND CONSTRUCTIONS

            41.01. For the purpose of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires, the definitions set forth in Exhibit F annexed hereto shall be utilized.

            41.02. The various terms which are italicized and defined in other Articles of this Lease or are defined in Exhibits annexed hereto, shall have the meanings specified in such other Articles and such Exhibits for all purposes of this Lease and all agreements supplemental thereto, unless the context shall otherwise require.

            41.03. The submission of this Lease for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

            41.04. The Article headings in this Lease and the Index prefixed to this Lease are inserted only as a matter of convenience in reference and are not to be given any effect whatsoever in construing this Lease.

                                   ARTICLE 42

                              RELOCATION OF TENANT

            42.01. Landlord at its sole expense, on at least sixty (60) days prior written notice, may require Tenant to move from the Demised Premises to another location of comparable size and decor in the Building or in the building(s) commonly known and designated 399 Thornall Street, 499 Thornall Street, Edison, New Jersey, 70 Wood Avenue South, Iselin, New Jersey or any future Landlord related properties within the Metro Park Office Complex. By written notice to Landlord served within five (5) days of Tenant's receipt of the relocation notice, Tenant may elect to terminate this Lease in lieu of relocating to the other space and shall there upon vacate the Demised Premises within the sixty (60) day period. In the event of any such relocation, Landlord shall be responsible for the expenses of preparing and decorating the relocated premises so that they will be substantially similar to the Demised Premises described in Exhibit C. Landlord shall also be responsible for all breakdown, moving and re-installation of Tenant's then existing furniture, fixtures and data-processing equipment, and the re-printing of Tenant's then existing stationary, advertising materials and business cards. This relocation shall be accomplished in such a manner so as to create the least practicable interference with Tenant's business operation. Tenant shall not be required to vacate the Demised Premises until the relocation premises are ready for occupancy as defined in Article 4. Notwithstanding the foregoing, Landlord shall be entitled to rescind its notice of relocation within forty-five (45) days of its having forwarded to Tenant the notice of relocation or within forty-eight (48) hours of Tenant having properly elected to terminate this Lease. In the event Landlord rescinds the notice as aforesaid, this Lease shall continue in full force and effect.

                                   ARTICLE 43

                                 OPTION TO RENEW

            43.01. Provided that Tenant is not then in default of the terms, covenants, and provisions of this Lease, Landlord hereby grants to Tenant the right to renew the term of this Lease for one (1) additional period of five (5) years (the "Renewal Period") commencing on the day after the initial Expiration Date upon the same terms and conditions as set forth in this Lease other than the fixed annual rental which shall be the Fair Market Rental of the Demised Premises at the time of the commencement of the Renewal Period, adjusting as necessary for the lapse of time between the date of Tenant's notification of intent to exercise its option to renew and the date on which the Renewal Period is scheduled to commence but in no event shall be less than the fixed rent during the initial term. Said fixed annual rental shall be payable in equal monthly installments in advance on the first day of each and every month of the Renewal Period. The base year for calculation of additional rent for increase in taxes and operating expenses for the Renewal Period shall be as initially established in this Lease. Tenant shall exercise the within Option by giving written notice to Landlord not later than nine (9) months prior to the initial Expiration Date, TIME BEING OF THE ESSENCE. If Tenant fails to give such notice, Tenant will be deemed to have waived such Renewal Option and the provisions of this Section shall be null and void. Fair Market Value shall mean the rents obtainable for comparable space in the Metro Park, Edison, New Jersey market area.

                                   ARTICLE 44

                OPTION TO RECAPTURE AND REDESIGN THE COMMON AREA

            44.01. The Landlord, at any time during the term of the Lease, may recapture a portion of the Demised Premises and redesign the Demised Premises as set forth in Exhibit C-1 ("Landlord's Improvements"), attached hereto and made a part hereof. Landlord's Improvements shall include, but not be limited to, redesigning the elevator lobby and the demising wall of the Demised Premises, constructing a new Conference Room as described below and as indicated on Exhibit C-1 and inserting a Building services space as indicated on Exhibit C-1. The work in the new Alternate Conference Room will include the removing of one wall, re-carpeting the space using Building standard carpet, painting the walls, removing one door, re-balancing the HVAC, re-doing the electrical switches for the overhead lights, re-working the sprinkler system, if required, providing all architectural documents and obtaining all permits necessary for the construction of the Alternate Conference Room. Landlord shall give Tenant thirty (30) days written notice of its desire to perform Landlord's Improvements and Tenant shall vacate the Building services space and make necessary arrangements, including moving all of Tenant's Property, in order for Landlord to be able to perform Landlord's Improvements within such thirty (30) day period. The Landlord shall use reasonable efforts to coordinate the scheduling of Landlord's Improvements with the Tenant, however, the Landlord will have the final ability to proceed with Landlord's Improvements at Landlord's convenience. Landlord will use reasonable efforts to minimize the disruption from the performance of Landlord's Improvements but nevertheless, Tenant recognizes that there will be disruptions, noise and dust associated with the performance of Landlord's Improvements and that such work shall not constitute a actual or constructive eviction in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord or its agents. Tenant acknowledges that the square footage as set forth in this Lease does not include the square footage which would be recaptured, so that the square footage of the Demised Premises shall remain the same in the event Landlord exercises its right hereunder.

            IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.


WITNESS:                                LANDLORD:
                                        METRO FOUR ASSOCIATES
                                        LIMITED PARTNERSHIP,
                                        a New Jersey Limited Partnership

/s/ [ILLEGIBLE]                         /s/  Dominick Alfieri
----------------------------------      ----------------------------------------
                                        By: Dominick Alfieri
                                        Title: General Partner


ATTEST:                                 TENANT:
                                        SYSTEMS CONSULTING COMPANY, INC.,
                                        a Delaware Corporation

/s/ Carol R Potts                       /s/ Philip St. Germain
----------------------------------      ----------------------------------------
                                        By:
                                        Title: CFO

                                    EXHIBIT A

                               DESCRIPTION OF LAND
                               379 THORNALL STREET

ALL that certain tract, lot and parcel of land lying and being in the Township of Edison, County of Middlesex, and State of New Jersey being more particularly described as follows:

BEGINNING at a point in the new Southeasterly Right-of-Way line of Thornall Street, distant Southwestwardly 1,544.77 feet from the intersection formed by the Southeasterly Right-of-Way line of Thornall Street, with the Southwesterly Right-of-Way line of Wood Avenue South and from said beginning point running:

1. South 53 degrees 23 minutes 59 seconds East, along a new line in Lot 2-B-4 in Block 676, as shown on the current Township of Edison Tax Map, 264.80 feet to a point; running thence

2. South 36 degrees 36 minutes 01 second West, 76.19 feet to a point; running thence

3. South 53 degrees 23 minutes 59 seconds East, 612.14 feet to a point; running thence

4. South 31 degrees 14 minutes 31 seconds West, along the common line between Lots 2-B-4 and 5, in Block 676, as shown on the current Township of Edison Tax Map, 280.48 feet to a point, running thence

5. North 53 degrees 23 minutes 59 seconds West, along the common line between Lots 2-B-3 and 2-A, in Block 676, as shown on said Tax Map, 889.65 feet to a point in the new Southeasterly Right-of-Way line of Thornall Street; running thence

6. Northeastwardly, along the new Southeasterly Right-of-Way line of Thornall Street, along a curve to the left having a radius of 4,694.00 feet and an arc length of 355.79 feet to a point, said point being the point and place of BEGINNING.

Being also known as Lot 2-B-3 in Block 676, on the current Tax Map of the Township of Edison, Middlesex County, New Jersey.

Subject to easements, restrictions and covenants of record and such state of facts as an accurate survey may reveal.


                                       1A

                              EXHIBIT B FLOOR PLAN

                                  SEE ATTACHED


                                       1B

                               [GRAPHIC OMITTED]

                                    EXHIBIT B

                                  July 8, 1998

--------------------------------------------------------------------------------
[LOGO] ALFIERI               PROJECT: TENANT PLACEMENT PLAN
INVESTMENT BUILDERS                   METRO IV
                                      379 THORNALL STREET 7TH FLOOR
                                      EDISON, NEW JERSEY
--------------------------------------------------------------------------------
                             JOB NO. E:\ACAD\FA\07EXTEN\FAO7TEN.DWG

                                    EXHIBIT C

                              SEPARATE WORKLETTER


                                       1C

ALFIERI PARKWAY ASSOCIATES, AS LANDLORD
SYSTEM CONSULTING COMPANY, INC., AS TENANT

                                    EXHIBIT C
                                 LANDLORD'S WORK

1. HVAC - Perimeter baseboard electric heat, central high velocity fan system with Barber Coleman mixing boxes. System utilizes a minimum of 10% to a maximum of 100% fresh air to maintain no less than 68 degrees interior at zero degrees exterior, with a 15-mile per hour wind. Air cooling shall maintain no more than 78 degrees F dry bulb with approximately 50% relative humidity when the outdoor conditions are 91 degrees F dry bulb. The above standard is for normal office use only which shall be deemed to be one person for every 200 sq. ft. in any given or confined area which shall not include areas with special HVAC requirements such as computer rooms, conference rooms, cafeterias, high density or excessive heat producing equipment. Perimeter baseboard electric heat is used during winter operations and an air cooling system is utilized during summer operations.

      One (1) diffuser per 250 sq. ft. of usable area

2.    Window covering - one (1) building-standard venetian blind per window.

3. Landlord shall complete the interior of the Demised Premises in accordance with plans and specifications as noted herein, in Exhibit B, dated July 8, 1998, and Exhibit C-1, dated July 8, 1998. Any additional work not specifically noted in the foregoing shall be performed by Landlord at Tenant's sole expense.

4. Landlord shall permit Tenant and/or its agents or labor to enter the Premises prior to the Commencement Date of the Lease upon prior reasonable written request from Tenant, at a time designated by Landlord consistent with Landlord's construction schedule in order to install telephone outlets and data lines. The foregoing right to enter prior to the Commencement Date, however, is conditioned upon Tenant's not interfering with Landlord's labor. If at any time such entry shall cause disharmony, interference, or union disputes of any nature whatsoever, or if Landlord shall, in Landlord's sole judgment, determine that such entry, such work and the continuance thereof shall interfere with, hamper or prevent Landlord from proceeding with the completion of the Demised Premises at the earliest possible date, this right of entry may be withdrawn by Landlord immediately upon written notice to Tenant but shall be reinstated as soon as Landlord deems Tenant's re-entry practicable. Such entry shall be at Tenant's sole risk. In the event that Tenant's agents or labor incur any charges from Landlord, including but not limited to, charges for clean-up costs necessitated by Tenant's entry, such charges shall be deemed an obligation of Tenant and shall be collectible as additional rent pursuant to the Lease. Landlord shall have no liability for any furnishings, equipment or other items placed in the Demised Premises and Tenant shall indemnify, defend and hold Landlord harmless for any damage, loss or expense caused by it or its contractors or agents. Tenant must also provide evidence of insurance in accordance with the Lease and evidence of Worker's Compensation Insurance to protect Landlord and Tenant during the period of Tenant's entry prior to the Commencement Date.

5. At any time after substantial completion of Landlord's Work, Landlord, upon reasonable notice to Tenant, may enter the Demised Premises to complete unfinished details of Landlord's Work and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents.

6. Tenant further agrees that if an elevator lobby or corridor is included in Tenant's Demised Premises or if by virtue of the size and configuration of Tenant's Demised Premises, other tenants of the Building when in the lobby or corridor can see into Tenant's Demised Premises through a demising wall, the Landlord shall have the sole and final decision as to the color and design of all paint, wall coverings and floor coverings so visible from the lobby or corridor.

7. Tenant shall be responsible for its telecommunications, computer and systems furniture installation.

8.    The workletter will include:

      o     New 20 oz. building standard carpet.
      o     Paint the suite.
      o     Relocate the sprinklers as needed.
      o     Replace the damaged ceiling tile.
      o     Repair the ceiling grid as needed.
      o     General clean up.
      o     Clean the light fixtures.
      o     Replace any light bulbs as needed.
      o     Provide a general clean up.

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
         ALFIERI             PROJECT: PROPOSED PLAN FOR SCC, INC.
                                      METRO IV--7TH FLOOR
FAO712L                               379 THORNALL STREET
                                      EDISON, NEW JERSEY
--------------------------------------------------------------------------------
                             JOB NO. FAI2L   SCALE 1/8" = 1' - 0"
--------------------------------------------------------------------------------
                                                                    EXHIBIT C-1
                                                                    July 8, 1998

                                  July 8, 1998
                                    EXHIBIT D

                     CLEANING AND MAINTENANCE SPECIFICATIONS

Landlord will provide building standard cleaning services to the tenant area and the ground floor lobby area in accordance with the following specifications:

NIGHTLY

1. GENERAL CLEANING

      a. Empty all waste and recycling receptacles, removing waste and recycling material to designated central location for disposal.

      b. Empty and damp wipe clean all ashtrays. Screen and clean all sand urns, wipe exterior of sand urns.

      c.    Wash and disinfect all water coolers and drinking fountains.

      d. Wipe clean fingermarks, smudges, etc. from all doors, security desks, wall surfaces, furniture system trim, fixtures, cabinets, files, conference tables, chairs, partition glass, flat ledges, heating units, baseboards, blinds and window ledges.

      e.    Replace plastic liners in all waste-disposal cans.

      f. Hand brush and/or vacuum all upholstered furniture, including furniture system fabric panels.

      g.    Doors: Wash and wipe clean all kick panels, push/pull areas.

      h.    Wash and disinfect all public telephones.

      i.    Wipe down mail chute and mail depository nightly.

2. FLOORS

      Group A - Ceramic tile, marble, terrazzo.

      Group B - Linotile, asphalt, koroseal, plastic vinyl, rubber, wood, cork, or other types of floors and base.


                                       1D

      a. All floors in Group A to be swept and wet-mopped. Move light furniture, planters and equipment other than desks and files.

      b. All floors in Group B to be dry mopped, using a "dustdown" preparation, and spots to be removed by wet process.

      c.    Main lobby to be machine buffed nightly.

3. VACUUMING

      a. Vacuum all rugs and carpeted areas, moving light furniture and office equipment other than desks and file cabinets. Spot clean to remove soluble spots which safely respond to standard spotting procedures without risk of injury to color or fabric.

4. WASHROOMS AND TOILETS

      a. Sweep, mop, rinse, and dry floors. Polish mirrors, chrome plumbing and bright-work. Clean enameled surfaces.

      b. Wash and disinfect basins, urinals, and bowls using scouring powder to remove stains, making certain to clean undersides of rims of urinals and bowls.

      c.    Wash and disinfect both sides of all toilet seats.

      d. Supply and service all toilet tissue, soap, towels, and sanitary napkins. Sanitary napkins will be supplied in coin operated dispensers.

      e. All wastepaper cans and all receptacles are to be emptied and new plastic liners installed.

      f Hand dust and wash clean all partitions, tile walls, dispensers, and receptacles in lavatories and vanity area.

      g. Empty and clean sanitary disposal receptacles and install new plastic liners.

5. ELEVATORS

      a. Clean the floor in accordance with specifications outlined above based upon the type of flooring installed. The doors, metal wall surfaces, wood wall surfaces, ceiling and fixtures shall be dusted.


                                       2D

6.    GLASS

      a. Clean both sides of all lobby glass, building entrance doors, upper lobby glass, furniture system partition glass and interior wall glass.

7.    STAIRWELLS

      a. Check all stairwells and landings nightly throughout entire demised area, and keep in clean condition. All stairways and landings will be dry mopped nightly. Railings, ledges, and equipment will be dusted nightly.

WEEKLY

8.    GENERAL CLEANING

      a. Hand dust all office equipment, furniture, fixtures, including paneling, shelving, window sills and mullions, telephones and all flat surfaces with a treated cloth or yarn duster.

9.    FLOORS

      a.    Floors in Group B will be wet mopped weekly.

10.   WASHROOMS AND TOILETS

      a.    Wash down walls in washrooms and stalls, from trim to floor.

11.   ELEVATORS

      a. The doors, surfaces and fixtures shall be damp wiped. The floors shall be stripped, waxed and machine buffed weekly.

12.   STAIRWAYS

      a. These areas shall be stripped, waxed and buffed weekly. This will be governed by the amount of wear due to weather and other conditions.

13.   MAIN LOBBY

      a.    Clean walls with damp cloth and dust weekly.


                                       3D

MONTHLY

14.   FLOORS

      a. Waxing, buffing, stripping or machine scrubbing of the floors in Group A and B.

15.   HIGH DUSTING

      a. Dust all closet shelving and wash all closet floors, when accessible.

QUARTERLY

16.   GLASS

      a.    Clean inside of windows.

17.   HIGH DUSTING

      a. Damp dust all pictures, charts, graphs, light fixtures, etc., not reached in nightly cleaning.

      b. Dust clean all vertical surfaces such as walls, partions, doors, door bucks and other surfaces not reached in nightly cleaning.

      c. Damp dust air conditioning diffusers, wall grills, door louvers, registers and venetian blinds.

SEMI ANNUALLY

18.   GLASS

      a.    Clean all doors and exterior side of exterior windows.

ANNUALLY

19.   HIGH DUSTING

      a.    Dust interior and exterior of light fixtures.

MISCELLANEOUS

      a. On completion of work, all slop sinks are to be thoroughly cleaned, and cleaning equipment to be stored neatly in designated locations.


                                       4D

      b. All cleaning services except those performed by day porters, window cleaners, and matrons are to be performed nightly, five nights per week. No Saturday, Sunday or Building holiday service to be provided. In no event shall performance of any cleaning service interfere with Tenant's normal business operation.

      c. The Contractor or Landlord is to furnish all necessary approved cleaning materials, implements, and machinery for the satisfactory completion of the work. This includes scaffolding, vacuum machines, scrubbing machines, etc.

      d. Contractor shall furnish proof of liability and property damage insurance reasonably acceptable to Landlord, and Workman's Compensation Insurance in amounts required under the laws of New Jersey.

      e. Tenant will be charged for cleaning services in excess of the specifications outlined above.

      f. Tenant will be charged for the incremental cost to clean any areas of the Demised Premises used for special purposes requiring more difficult cleaning work than office areas including, but not limited to, private toilets and showers, dining areas, cafeteria, kitchen, etc.


                                       5D

                                    EXHIBIT E

                              RULES AND REGULATIONS

            1. The rights of tenants in the entrances, corridors, elevators, and escalators of the Building are limited to ingress to and egress from the tenants' demised premises for the tenants and their employees, licensees, and invitees, and no tenant shall use or permit the use of the entrances, corridors, escalators, or elevators for any other purpose. No tenant shall invite to the tenant's demised premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators, and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees, or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits, or stairways of the Building. The Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

            2. The Landlord may refuse admission to the Building outside of ordinary business hours to any person not having a pass issued by the Landlord or the tenant whose demised premises are to be entered or not otherwise properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any person whose presence in the Building at any time shall, in the judgment of the Landlord, be prejudicial to the safety, character, reputation, and interests of the Building or of its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement, or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property of the Building. The Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the packaging or object is being removed, but the establishment and enforcement of such requirement shall not impose any responsibilities on the Landlord for the protection of any tenant against the removal of property from the premises of the tenant. The Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion, or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule. Canvassing, soliciting, or peddling in the Building is prohibited, and every tenant shall cooperate to prevent the same.

            3. No tenant shall obtain or accept for use in its demised premises ice, food for on premises preparation other than warming, beverage towel, barbering, boot blackening, floor polishing, lighting maintenance, cleaning, or other similar services from any persons not authorized by the Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by the Landlord are not excessive and where appropriate and consonant with the security and proper operation of the Building sufficient persons are so


                                       1E
authorized for the same service to provide tenants with a reasonably competitive selection. Such services shall be furnished only at such hours, in such places within the Tenant's Demised Premises and under such reasonable regulations as may be fixed by the Landlord. Tenant may have a coffee service, subject to Landlord's approval, and a kitchen for the use of its employees commensurate with normal office use.

            4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees, or invitees of the tenant shall be paid by such tenant.

            5. No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant's demised premises, or at any point inside any tenant's premises where the same might be visible outside of such demised premises, except that the name of the tenant may be displayed on the entrance door of the tenant's demised premises, and in the elevator lobbies of the floors which are occupied entirely by any tenant, subject to the approval of the Landlord as to the size, color, and style of such display. The inscription of the name of the tenant on the door of the tenant's demised premises shall be done by the Landlord at the expense of the tenant.

            6. No awnings or other projections over or around the windows shall be installed by any tenant, and only such window blinds as are supplied or permitted by the Landlord shall be used in a tenant's demised premises. Linoleum, tile, or other floor covering shall be laid in a tenant's demised premises only in a manner approved by the Landlord.

            7. The Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon a tenant's demised premises. If, in the judgment of the Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as the Landlord shall determine. The moving of safes and other heavy objects shall take place only outside of ordinary business hours upon the same upon previous notice to the Landlord, and the persons employed to move the same in and out of the Building shall be reasonably acceptable to the Landlord and if so required by law, shall hold a Master Rigger's license. Freight, furniture, business equipment, merchandise, and bulky matter of any description shall be delivered to and removed from the demised premises only in the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by the Landlord. Arrangements will be made by the Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

            8. No machines or mechanical equipment of any kind other than typewriters and other ordinary portable business machines, may be installed or operated in any tenant's demised premises without Landlord's prior written consent, and in no case (even where the same are of a type so accepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant's demised premises shall be


                                       2E
so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration, or electrical or other interference from being transmitted from such premises to any other area of the Building.

            9. No noise, including the playing of any musical instruments, radio or television, which, in the judgment of the Landlord might disturb other tenants in the building, shall be made or permitted by any tenant, and no cooking shall be done in the tenant's demised premises, except as expressly approved by the Landlord. Nothing shall be done or permitted in any tenants' demised premises, and nothing shall be brought into or kept in any tenants' demised premises, which would impair or interfere with any of the Building services or the proper and economic heating, cleaning, or other servicing of the Building or the demised premises, or the use of enjoyment by any other tenant of any other demised premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No dangerous, inflammable, combustible, or explosive object or material shall be brought into the building by any tenant or with the permission of any tenant. Any cuspidors or similar containers or receptacles used in any tenants' demised premises shall be cared for and cleaned by and at the expense of the tenant.

            10. No acids, vapors, or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.

            11. No additional locks or bolts of any kind shall be placed upon any of the doors or windows in any tenants' demised premises and no lock on any door therein shall be changed or altered in any respect. Additional keys for a tenant's demised premises and toilet rooms shall be procured only from the Landlord, which may make a reasonable charge therefor. Upon the termination of a tenant's lease, all keys of the tenant's demised premises and toilet rooms shall be delivered to the Landlord.

            12. All entrance doors in each tenants' demised premises shall be left locked, and all windows shall be left closed by the tenant when the tenant's demised premises are not in use. Entrance doors shall not be left open at any time.

            13. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

            14. All windows in each tenant's demised premises shall be kept closed and all blinds therein above the ground floor shall be lowered when and as reasonably required because of the position of the sun, during the operation of the Building air conditioning system to cool or ventilate the tenant's demised premises.


                                       3E

            15. The Landlord reserves the right to rescind, alter, or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable, or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. The Landlord shall not be responsible to any tenant for the nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed by the Building.


                                       4E

                                    EXHIBIT F

                                   DEFINITIONS

            (a) The term "mortgage" shall mean an indenture of mortgage and deed of trust to a trustee to secure an issue of bonds, and the term "mortgagee" shall mean such a trustee.

            (b) The terms "include," "including," and "such as" shall each be construed as if followed by the phrase "without being limited to."

            (c) References to Landlord as having no liability to Tenant or being without liability to Tenant, shall mean the Tenant is not entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated

            (d) The term laws and/or requirements of public authorities and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county, and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies, or office thereof, or of any other governmental, public, or quasipublic authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

            (e) The term requirements of insurance bodies and words of like import shall mean rules, regulations, orders, and other requirements of the New Jersey Board of Fire Underwriters and/or similar body performing the same or similar functions and having jurisdiction or cognizance of the Building and/or the Demised Premises.

            (f) The term repair shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

            (g) Reference to termination of this Lease includes expiration or earlier termination of the term of this Lease or cancellation of this Lease pursuant to any of the provisions of this Lease or to law. Upon a termination of this Lease, the term and estate granted by this Lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this Lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this Lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

                                    EXHIBIT G

             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

      THIS AGREEMENT is made and entered into as of this _______day of ______, 199_, by and among _________________________________________ ("Tenant") and NEW
YORK LIFE INSURANCE COMPANY, a New York mutual insurance company [NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION, a Delaware corporation] (" Lender "), whose principal address is 51 Madison Avenue, New York, New York, and METRO FOUR ASSOCIATES LIMITED PARTNERSHIP ("Landlord ").

                                    RECITALS:

      A. Lender has made a mortgage loan (the " Loan ") to Landlord in the amount of $40,000,000 secured by a mortgage (the" Mortgage ") on the real property legally described in Exhibit "A" attached hereto (the " Premises ");

      B. Tenant is the present lessee under a lease dated ______________________ made by Landlord demising a portion of the Premises and other property (said lease and all amendments thereto being referred to as the" Lease ");

      C. The Loan terms require that Tenant subordinate the Lease and its interest in the Premises in all respects to the lien of the Mortgage and that Tenant attorn to Lender; and

      D. In return, Lender is agreeable to not disturbing Tenant's possession of the portion of the Premises covered by the Lease (the " Demised Premises "), so long as Tenant is not in default under the Lease.

      NOW THEREFORE, in consideration for the mutual covenants contained herein and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   AGREEMENTS:

      1. Subordination. The Lease, and the rights of Tenant in, to and under the Lease and the Demised Premises, are hereby subjected and subordinated to the lien of the Mortgage and to any modification, reinstatement, extension, supplement, consolidation or replacement thereof as well as any advances or re-advances with interest thereon and to any mortgages or deeds trust on the Premises which may hereafter be held by Lender.

      2. Tenant Not to be Disturbed. In the event it should become necessary to foreclose the Mortgage or Lender should otherwise come into possession of title to the Premises, Lender will not join Tenant in summary or foreclosure proceedings unless required by law in order to obtain jurisdiction, but in such event no judgment foreclosing the Lease will be sought, and Lender will not disturb the use and occupancy of Tenant under the Lease so long as Tenant is not in default under any of the terms, covenants or conditions of the Lease and has not prepaid the rent except monthly in advance as provided by the terms of the Lease.

      3. Tenant to Attorn to Lender. Tenant agrees that in the event any proceedings are brought for foreclosure of the Mortgage, it will attorn to the purchaser as the landlord under the Lease. The purchaser by virtue of such foreclosure shall be deemed to have assumed and agreed to be bound, as substitute landlord, by the terms and conditions of the Lease until the resale or other disposition of its interest by such purchaser, except that such assumption shall not be deemed of itself an acknowledgment by such purchaser of the validity of any then existing claims of Tenant against any prior landlord (including Landlord). All rights and obligations under the Lease shall continue as though such foreclosure proceedings had not been brought, except as aforesaid. Tenant agrees to execute and deliver to any such purchaser such further assurance and other documents, including a new lease upon the same terms and conditions of the Lease, confirming the foregoing as such purchaser may reasonably request. Tenant waives the provisions (i) contained in the Lease or any other agreement relating thereto and (ii) of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder by reason of any foreclosure proceeding.

      4. Limitations. Notwithstanding the foregoing, neither Lender nor such other purchaser shall in any event be:

      (a) liable for any act or omission of any prior landlord (including Landlord);

      (b) obligated to cure any defaults of any prior landlord (including Landlord) which occurred prior to the time that Lender or such other purchaser succeeded to the interest of such prior landlord under the Lease;

      (c) subject to any offsets or defenses which Tenant may be entitled to assert against any prior landlord (including landlord);

      (d) bound by any payment of rent or additional rent by Tenant to any prior landlord (including Landlord) for more than one month in advance;

      (e) bound by any amendment or modification of the Lease made without the written consent of Lender or such other purchaser; or

      (f) liable or responsible for, or with respect to, the retention, application and/or return to Tenant of any security deposit paid to any prior landlord (including Landlord), whether or not still held by such prior landlord, unless and until Lender or such other purchaser has actually received for its own account as landlord the full amount of such security deposit.

      5. Acknowledgment of Assignment of Lease and Rent. Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned or are to be assigned to Lender as security for the Loan secured by the Mortgage. In the event that Lender notifies Tenant of a default under the Mortgage and demands that Tenant pay its rent and all other sums due under the Lease to Lender, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise required pursuant to such notice.

      6. Limited Liability. Tenant acknowledges that in all events, the liability of Lender and any purchaser shall be limited and restricted to their interest in the Premises and shall in no event exceed such interest.

      7. Lender's Right to Notice of Default and Option to Cure: Tenant will give written notice to Lender of any default by Landlord under the Lease by mailing a copy of the same by certified mail, postage prepaid, addressed as follows (or to such other address as may be specified from time to time by Lender to Tenant):

        To Lender:    New York Life Insurance Company
                      [New York Life Insurance and Annuity Corporation]
                      51 Madison Avenue
                      New York, NY 10010
                      Attn:  Senior Vice President
                             Mortgage Finance Department

Upon such notice, Lender shall be permitted and shall have the option, in its sole and absolute discretion, to cure any such default during the period of time during which the Landlord would be permitted to cure such default, but in any event, Lender shall have a period of thirty (30) days after the receipt of such notification to cure such default, provided, however, that in the event Lender is unable to cure the default by exercise of reasonable diligence within such 30 day period, Lender shall have such additional period of time as may be reasonably required to remedy such default with reasonable dispatch.

Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder in connection with any foreclosure proceedings.

      8. Successors and Assigns. The provisions of this Agreement are binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereof.

      IN WITNESS WHEREOF, the parties hereto have executed these presents the day and year first above written;

WITNESSED:                              TENANT:

-----------------------------------     ----------------------------------------
                                        By:
-----------------------------------         ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        LENDER:

                                        NEW YORK LIFE INSURANCE COMPANY [NEW
                                        YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION]

-----------------------------------     ----------------------------------------
                                        By:
-----------------------------------         ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

      The terms of the above Agreement are hereby consented, agreed to and acknowledged.

                                        LANDLORD:

                                        METRO FOUR ASSOCIATES LIMITED
                                        PARTNERSHIP

-----------------------------------     ----------------------------------------
                                        By:
-----------------------------------         ------------------------------------
                                        Name:  Dominick Alfieri
                                        Title: General Partner


                                        5